AS  FILED  WITH THE COMMISSION ON MAY 31, 2005               FILE NO. 333-121660


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              PRE-EFFECTIVE NO.3 TO

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         TYLERSTONE VENTURES CORPORATION
                 (Name of small business issuer in its charter)
     Delaware                            1099                     98-0375406
     --------                            ----                    -----------
(State or jurisdiction of      (Primary Standard Industrial  (I.R.S.  Employee
incorporation or organization) Classification Code Number) Identification No.)

     1136 Martin Street, White Rock, British Columbia, Canada, V4B 3V9
                                  (604) 780-7659
     ------------------------------------------------------------------
          (Address and telephone of registrant's executive office)

        1136 Martin Street, White Rock, British Columbia, Canada, V4B 3V9
        -----------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

   The Company Corporation, 1013 Centre Road,Wilmington, Delaware ,19805
                                (302) 636-5440
   ---------------------------------------------------------------------
      (Name,  address  and  telephone  number  of  agent  of  service)


Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement under number of the earlier effective registration statement for the same offering [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box  [   ]



                         CALCULATION OF REGISTRATION FEE





TITLE OF EACH          NUMBER OF        PROPOSED            PROPOSED
CLASS OF SECURITIES    SHARES TO    MAXIMUM OFFERING   MAXIMUM AGGREGATE       AMOUNT OF
TO BE REGISTERED     BE REGISTERED   PRICE PER SHARE     OFFERING PRICE     REGISTRATION FEE
-------------------  -------------  -----------------  ------------------  ------------------

Common Stock,
par value of $0.001
per share . . . . .   3,000,000         $ 0.10             $ 300,000              $ 100(i)
-------------------   ---------          -----             ----------             --------



(i) Estimated solely for the purpose of computing the amount of registration fee in accordance with Rule 457 (o). Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.





Prospectus                                             Subject  to  Completion
                                                          Date  May 31 ,  2005


THE  INFORMATION  IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY
NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFERING OR SALE IS NOT PERMITTED.

                         TYLERSTONE VENTURES CORPORATION

                               1136 Martin Street
                          White Rock, British Columbia
                                 Canada, V4B 3V9
                                 (604) 780-7659

                                   No Minimum

                    Maximum of 3,000,000 shares of its common
                       stock @ $0.10 per share ($300,000)

The Tylerstone Ventures Corporation (the "Company") is making this offering of up to 3,000,000 shares of common stock on a self-underwritten, no minimum basis conducted only by the officers and directors of the Company. The Company will begin to sell the shares on the date listed on the cover of this prospectus. Since there is no minimum number of shares which must be applied for prior to the Company being able to use the funds received from investors, no separate escrow bank account will be opened. The Company may continue to offer shares for a period of up to twelve (12) months from the effective date of the Company's registration statement on Form SB-2 filed with the Securities and Exchange Commission (the "Registration Statement") of which this prospectus is a part. Any proceeds received from the sale of shares will immediately be used by the Company without any restrictions on their use other than as set forth elsewhere in this prospectus. The minimum purchase for any investor is $500. Shares will be sold only to investors in British Columbia and in accordance with the securities regulations of British Columbia (refer to page 17). The Company may terminate this offering at any time.

The Company has the right to accept or reject any subscription in whole or in part, for any reason or for no reason. If any subscription is rejected, all funds received by the Company from the rejected subscriber will be returned to the subscriber promptly within three business days of the subscription being rejected without interest being paid on the amount or any deductions being made thereto.

Before this offering, there has been no public market for the common stock and the Company's stock is not currently traded on any exchange or quotation system. It is the Company's intention to seek a market maker to apply for a quotation on the OTC Bulletin Board in the United States, also known as the OTCBB, following the effective date of the Registration Statement.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. THE READER SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING AT PAGE 1.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company has not authorized any person to give any information or to make any representations not contained in this prospectus in connection with any offering of these shares of common stock. This prospectus is not an offer to sell any securities other than these shares of common stock and the Company is not soliciting an offer to buy any security other than these shares of common stock. This prospectus is not an offer to sell these shares of common stock to any person and the Company is not soliciting an offer from any person to buy these shares of common stock in any jurisdiction where the offer or sale to that person  is  permitted.
               The date of this prospectus is               , 2005



                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

Item  3.     Summary  Information  and  Risk  Factors                         1
Item  4.     Use  of  Proceeds                                               12
Item  5.     Determination  of  Offering  Price                              13
Item  6.     Dilution                                                        14
Item  7.     Selling  Security  Holders                                      15
Item  8.     Plan  of  Distribution                                          15
Item  9.     Legal  Proceedings                                              17
Item  10.    Directors, Executive Officers, Promoters and Control Persons    17
Item  11.    Security Ownership of Certain Beneficial Owners and Management  21
Item  12.    Description of Securities                                       23
Item  13.    Interest of Named Experts and Counsel                           25
Item 14.     Disclosure of Commission Position of Indemnification for
                 Securities Act Liabilities                                  25
Item  15.    Organization Within Last Five Years                             26
Item  16.    Description of Business                                         26
Item  17.    Management's Discussion and Analysis or Plan of Operation       35
Item  18.    Description  of  Property                                       42
Item  19.    Certain  Relationships  and  Related  Transactions              43
Item  20.    Market  for Common Equity and Related Stockholder Matters       45
Item  21.    Executive Compensation                                          45
Item  22.    Financial Statements                                            48
Item  23.    Changes  In  and  Disagreements with Accountants on
                  Accounting and Financial  Disclosure                       63
Item  24.    Indemnification  of  Directors  and  Officers                   64
Item  25.    Other Expenses of Issuance and Distribution                     64
Item  26     Recent Sales of Unregistered Shares                             65
Item  27.    Exhibits                                                        66
Item  28.    Undertakings                                                    67





ITEM  3.          SUMMARY  INFORMATION  AND  RISK  FACTORS

History  of  the  Company
-------------------------

     The Company was incorporated as Tylerstone Ventures Corporation by Certificate of Incorporation dated September 24, 1998 issued pursuant to Delaware state law. Its executive offices are located at 1136 Martin Street, White Rock, British Columbia, Canada, V4B 2V9 (Tel: 604-780-7659; Fax:
604-687-7179). Presently, the Company does not have any subsidiaries, affiliated companies or joint venture partners.

Business
--------

     The Company is an pre-exploration stage company (being engaged in the search of mineral deposits (reserves) which are not in either the development or production stage) without any assurance that a commercially viable mineral deposit, a reserve, exists on its mineral claim.

     The Company owns a 100 percent interest in the mineral rights on its mineral property in British Columbia, Canada called the Tylerstone claim (the "Tylerstone"). The Company has already undertaken exploration activities on the Tylerstone as more fully described elsewhere in this prospectus. There is no assurance that the Company will find a commercially viable mineral reserve on the Tylerstone regardless of the dollars spent on exploration work on it. Therefore, no matter how much exploration work is undertaken, a commercially viable mineral reserve might never be found. The Tylerstone is in good standing until February 24, 2006 at which time assessment work or cash in lieu of assessment work will have to be filed with the Ministry of Energy and Mines for the Province of British Columbia (the "Ministry") in the amount of $3,230 to keep it in good standing for an additional twelve months.

Offering
--------

     The Company is offering a maximum number of shares of 3,000,000 at a price of $0.10 per share for a total consideration of $300,000. The offering is being conducted without an underwriter since the officers and directors will be personally conducting this offering. There is no minimum amount required to be raised by the Company and hence the Company can use all proceeds from investors immediately.

     The Company has 2,120,000 shares issued and outstanding prior to this offering (see Item 12 - Description of Securities). If the maximum number of shares are sold in this offering, the Company will have 5,120,000 shares issued and outstanding after this offering The period of the offering will not exceed twelve (12) months from the effective date of the Registration Statement.

Use  of  Proceeds
-----------------

The proceeds of the offering will be used to pay for offering expenses, to conduct exploration and to maintain the Company in good standing during the interim period (see Item 4 - Use of Proceeds). The Company intends to conduct a three Phase exploration program as more fully described in Item 16 - Description of Business. The Company will need to raise $247,500 to complete its entire exploration program. However, this does not include the offering expenses and any partial payments to third party creditors.

                        SUMMARY OF FINANCIAL INFORMATION





                                         Date of          Date of
                                        Inception        Inception
                                      September 24,    September 24,
                                         1998 to          1998 to
                                       February 28,      August 31,
                                          2005             2004
                                      (Unaudited)        (Audited)
                                     --------------   ---------------
Statement of Expenses Information:

Revenue . . . . . . . . . . . . . .    $          0      $         0
Net Losses. . . . . . . . . . . . .        (145,834)        (120,029)
Total Operating Expenses. . . . . .         145,834          120,029
Staking and Exploration Costs . . .          14,075           10,664
General and Administrative. . . . .         131,759          109,365

                                            As of .  . . . .  As of
                                         February 28, . .  August 31,
                                            2005              2004
                                         (Unaudited)       (Audited)
                                       --------------     -------------
Balance Sheet Information:

Cash. . . . . . . . . . . . . . . .               0                0
Total Assets. . . . . . . . . . . .               0                0
Total Liabilities . . . . . . . . .          99,684           77,179
Stockholders Equity (deficit) . . .        (145,834)        (120,029)


     The  number  of  common  shares  currently  outstanding  are  2,120,000.

     The Company anticipates minimum capital requirements for the next twelve months of approximately $68,278 (see Item 17 - Management's Discussion and Analysis or Plan of Operation).

     Unless otherwise noted in this prospectus, all amounts are stated in United States dollars.

     The Company's independent accountants have indicated in their opinion dated November 5, 2004 that the Company will need additional working capital for its planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern. If the Company does not raise sufficient funds from this Offering to meet its debt obligations and to maintain the Tylerstone in good standing, there is the distinct possibility the Company will not be able to operate as a going concern and any investor subscribing for shares under this Offering will lose their entire investment.


     The Company's ability to raise funds in the future might be limited as more fully described under "Risk Factors" below.

RISK  FACTORS
-------------


1. LOSS OF TOTAL INVESTMENT BY NEW INVESTORS IF THE COMPANY IS UNABLE TO RAISE SUFFICIENT FUNDS TO CARRY ON OPERATIONS

To continue as a going concern, the Company is in urgent need of money. For example, over the next twelve months the Company will require $8,800 for operating expenses, $26,100 for offering expenses and $56,478 for payment its third party creditors. In addition, to the foregoing cash requirements, as a minimum the Company will have to spend $3,411 to maintain the Tylerstone in good standing on or before January 31, 2006. This is only the minimum cost since if it wishes to complete the exploration program referred to in this prospectus it will require an estimated $247,500. If this entire offering was subscribed for the Company would not have sufficient money to pay all the above noted expenses and accounts payable; being a total of $338,878 and would therefore incur a shortfall of $38,878. Once the Company becomes a public company, the general and administrative expenses will increase by $27,550 as outlined on page 36. Investors should be warned there will be no money available from the sale of gold, silver, lead or zinc from the Tylerstone in the foreseeable future or maybe never since there is no ore reserve existing on the Tylerstone and there is the distinct possible there will never be an ore reserve. Presently, the Company has been able to survive if lack of money by not paying its creditors and receiving small advances from its directors and officers. If no money is received under this offering, the Company will have to rely upon further advances from its officers and directors. None of the directors and officers have committed to advance further money to the Company and none are willing to sign a personal guarantee allowing the Company to borrow from a lending institution. Without further advances and no money from this offering, the Company will not have sufficient money to proceed with its planned objectives and will cease to be a going concern within the next few months. Investors should be aware, prior to making an investment under this offering, there is the distinct possibility they will lose their entire investment due to the Company having a lack of money to continue as a viable entity.


2. SINCE INCEPTION THE COMPANY HAS HAD LIMITED OPERATIONS AND HAS INCURRED ACCUMULATED LOSSES OF $145,834.

Since  its  inception  on  September  24,  1998,  the  Company  has  had limited operations other than undertaking annual assessment work on the Tylerstone claim. As at February 28, 2005, the Company has incurred accumulated losses of $145,834 without realizing any revenue from any source. Without increasing its operations, the Company will be considered by the investment community to be basically an inactive company without any future potential. This being the case, the Company will find it extremely difficult to raise money from investors thereby resulting in the directors and officers continually supplying money to the Company or, if they choice not to do so, allowing the Company to eventually lose the rights to the Tylerstone and cease operations all together.


3. AUDITORS ARE CONCERNED AS TO WHETHER OR NOT THE COMPANY WILL CONTINUE AS A GOING CONCERN

The Company's independent accountants have stated in their report to the directors dated November 5, 2004 that they are concerned whether or not the Company will be able to continue as a going concern if it does not receive adequate funding. Without adequate funding the Company would not have the capital available to meet its current obligations to third party creditors and to continue to maintain the Tylerstone in good standing. If this is the case, the Company may have to cease operations indefinitely. New investors should take the time to read the independent accountants' report contained in this prospectus in conjunction with a review of the attached financial statements before making a decision as to whether they wish to subscribe for shares in the Company.

4.   PENNY  STOCK  RULES  MAY  MAKE  BUYING  OR  SELLING OF THE COMPANY'S SHARES
     DIFFICULT

Broker-dealer practices in connection with transactions in penny stock are regulated by certain penny stock rules adopted by the Securities and Exchange Commission (the "SEC"). Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges and quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about the penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. Since the shares are being offered at $0.10 per share, the Company's common shares will be subject to the penny stock rules, and investors in this offering may find it more difficult to sell their shares.


5. THE COMPANY HAS NO HISTORY MANAGING AN EXPLORATION PROPERTY UPON WHICH INVESTORS MAY EVALUATE THE COMPANY'S PERFORMANCE

The Company is relatively new and in the pre-exploration stage and, other than establishing some sampling grids on the Tylerstone claim, has not undertaken any significant exploration. There exists no basis to evaluate how the Company can manage an exploration property and determine, with reasonable assurance, it will be successful at exploring an exploration property to determine if there exists any minerals on it. An investor may wish to invest in another company with a history of managing exploration properties from which a meaningful evaluation of past performance can be assessed.

6. THE COMPANY HAS ONLY ONE MINERAL CLAIM WHICH MIGHT IMPAIR ITS ABILITY TO ATTRACT CAPITAL TO ACQUIRE FURTHER MINERAL PROPERTIES

The Company currently holds the mineral rights to only one mineral claim: the Tylerstone. The Company, in the future, may be unable to raise sufficient capital to acquire other mineral properties in the event that the Tylerstone is without merit which would result in the Company having no future exploration prospects. This should be a consideration to any new investor since he/she may not wish to invest in a one mineral claim company which does not have adequate working capital for the acquisition of other properties.


7. MESSRS. STEPHENSON AND SKODA ARE THE ONLY DIRECTORS WHO HAVE HAD ANY EXPLORATION EXPERIENCE SINCE BOTH MS. MURPHY AND MR. HAWKINS HAVE HAD NO INVOLVEMENT IN THE PAST WITH AN EXPLORATION COMPANY.

Laurence Stephenson, President, and Edward Skoda, Director of the Company, have experience in the exploration industry but neither Louise Murphy nor Fred Hawkins have ever been involved in an exploration company. Louise Murphy's background is in the accounting and administration of professional firms whereas Fred Hawkins has been in the construction industry for the majority of his working life. In the event, Messrs. Stephenson and Skoda were unable to assist the Company in its exploration activities due to terminating their involvement with the Company, neither Louis Murphy nor Fred Hawkins would have the experience necessary to manage an exploration program on the Tylerstone claim. Therefore, consultants would have to be hired to assist in the exploration activities on the Tylerstone and to make the decisions as to further exploration work thereon. The Board of Directors would not have an individual whom had knowledge of the exploration industry and could advise it as to the future approach to be taken. Bearing this in mind, a new investor may not wish to invest in a company where the Board of Directors comprised members who are unfamiliar with the exploration industry.

8. THE DIRECTORS HAVE OTHER BUSINESS INTERESTS WHICH MIGHT RESULT IN THEIR NOT DEVOTING A SIGNIFICANT AMOUNT OF TIME TO THE AFFAIRS OF THE COMPANY

The majority of directors and officers are all involved with other business interests and presently only spend 5 to 10 hours a month individually on the affairs of the Company. For example, Louise Murphy spends approximately 5 hours, Fred Hawkins spends approximately 2 hours, Edward Skoda spends approximately 10 hours and Laurence Stephenson spends approximately 10 hours. A new investor should to consider whether or not they wish to be involved in a company whose directors and officers are not able to devote a significant amount of time to the affairs of the Company.


9. IF THE COMPANY FAILS TO MAINTAIN MARKET MAKERS IT WILL AFFECT THE LIQUIDITY OF THE SHARES PURCHASED BY NEW INVESTORS

If the Company is unable to maintain at least one National Association of Securities Dealers, Inc. member broker/dealer as market maker, the liquidity of the common shares could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the Company's common stock on any secondary market. A new investor should consider whether or not he or she wishes to invest in a company which may never have a proven track record in the public market and may not have the services of any market maker.

10. HAVING TO RAISE MONEY FROM THE SALE OF SHARES WILL AUTOMATICALLY DILUTE THE OWNERSHIP INTEREST OF EACH SHAREHOLDER IN THE COMPANY

The Company believes the only realistic source of funds presently available to it is through the sale of its common stock. Any sale of shares of its common stock will result in automatic dilution of ownership to the shareholders. A new investor should be aware that his/her ownership interest in the Company might at any time be subject to dilution without the new investor having a decision in the matter.

11.  THE  ISSUANCE  OF  SHARES  UNDER  THIS OFFERING MIGHT RESULT IN A CHANGE OF
     CONTROL

Before this Offering, the Directors and Officers control 57% of the issued and outstanding shares. If only 500,000 shares are subscribed for under this Offering, the percentage ownership by the Directors and Officers would be reduced to 46% thereby resulting in the possibility of a change in control. If the entire Offering is subscribed for, the ownership percentage of the current Directors and Officers would be reduced to 23% which would enable one or a group of shareholders, acting together, to accumulate sufficient shares to change the Board of Directors and therefore control. New investors might want to give consideration to the possibility of a change in control which might result in individuals being elected to the Board of Directors whom these new investors, under normal circumstances, would not have entrusted with their money and the operations of the Company.

12. THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD UNDER THIS OFFERING AND ANY FUNDS RECEIVED CAN BE IMMEDIATELY USED BY THE COMPANY

Under this offering, there is no minimum number of shares to be subscribed for before the Company is able to use the proceeds from the sale of its shares. Even if one investor purchased a limited number of shares, the Company can immediately use these funds as indicated under Item 4 - Use of Proceeds. If the Company receives only a limited number of subscriptions, there might not be enough money available to undertake the exploration program warranted on the Tylerstone. This being the case, the new investor would have made an investment which has not advanced the Company's future prospects. Before investing under this offering, new investors might be wise to consider offerings of other exploration companies in which the investing public are anxious to participate, resulting in adequate funds being raised to complete the companies' plans of operation.

13. THE COMPANY'S ABILITY TO OPERATE WILL DEPEND ON ITS ABILITY TO FACE ALL THE CHALLENGES OF A NEW BUSINESS

The Company expects to face many new challenges in the start-up of its business. First, the Company will be required to raise capital to complete its exploration programs on the Tylerstone claim and to provide sufficient working capital to enable it to continue as a going concern. Second, it will have to undertake exploration programs to determine whether the Tylerstone actually has a viable ore reserve thereon and if not to evaluate the possibilities of identifying other mineral claims of merit. Third, it will have to attract individuals who have knowledge in exploration and in assisting the directors to develop the Company in the direction as set forth elsewhere in this prospectus; that of becoming a mineral exploration company. Fourth, the Company will have to meet all the standards and requirements of a company seeking a quotation on NASD. Firth, it will have to meet all the requirements of communicating on a regular basis with its shareholders and in maintaining it status as a public quoted company.

If the Company does not address all or any of the above challenges associated with the starting up of a new business enterprise, there is the distinct possibility it will not succeed and will eventually cease operations resulting in the total loss of their investments by all the new investors.

14. IF A MARKET FOR THE COMPANY'S COMMON STOCK DOES NOT DEVELOP, INVESTORS MAY BE UNABLE TO SELL THEIR SHARES

There is currently no market for the Company's common stock and there may never be a public market. If no market ever develops for the Company's shares, it will be difficult for new investors to sell their shares. Even if the Company is able to have its shares listed on a stock exchange, the share price may never trade above $0.10 per share thereby resulting in a loss to new investors. In addition, there may be no share volume to allow new investors to sell their shares at any market price. Without a public market or a public market that does not allow new investors to realize their investment or to sell their shares, new investors should consider whether or not they wish to invest in shares which they may not be able sell on a public market.

15. THE DIRECTORS AND OFFICERS ARE SELF-UNDERWRITING THIS OFFERING WHICH WILL RESULT IN NO INDEPENDENT EVALUATION OF THE OFFERING PRICE PAID BY NEW INVESTORS

This offering is self-underwritten by the officers and directors of the Company and potential investors should give careful consideration to all aspects of this offering before any investment is made. Due to the absence of an underwriter, no due diligence examination has been performed in conjunction with this offering as would have been performed in an underwritten offering. Therefore, there is no independent analysis of the worth of the Company, its management and the price of the shares being offered. No independent evaluation has been done in order to give a new investor a comfort level before subscribing to this offering. New investors should consider whether or not they wish to invest in a company where no independent due diligence has been undertaken.

16.  MANAGEMENT  IS  UNDER  NO CONTRACTUAL OBLIGATION TO REMAIN WITH THE COMPANY
     AND  THEIR  DEPARTURE  COULD  CAUSE  THE  COMPANY'S  BUSINESS  TO  FAIL

None of the directors or officers has signed a written employment agreement to ensure that they will remain with the Company. In the event any of the directors or officers decide to resign from the Company, the Company may be unable to attract other qualified officers and directors since it does not have the funds to do so. New investors should consider whether they wish to be associated with a company which might not have, in the future, qualified directors and officers to manage the affairs of this Company.

17. IF THE COMPANY DOES NOT MAINTAIN THE TYLERSTONE IN GOOD STANDING ON OR BEFORE FEBRUARY 24, 2006, IT WILL LOSE ITS INTEREST TO THE MINERAL RIGHTS THEREON.

If the Company is unable to maintain the Tylerstone in good standing on or before February 24, 2006 by not completing either assessment work or paying $3,100 in cash to the Ministry, it will lose its interest in the minerals rights on the Tylerstone. If this occurs, the Company will no longer have any interest in any mineral properties and, therefore, will have no assets to assist in its future development. This situation might result in the Company no longer being a going concern and money invested by shareholders would be lost without any opportunity of recovery.

18. THE BOARD OF DIRECTORS HAS THE DISCRETION TO AMEND THE USE OF PROCEEDS SET FORTH IN THIS PROSPECTUS

Even  though  the Company has determined the use of proceeds in this prospectus,
Item 4, the Board of Directors has the ability to change the use of proceeds upon the recommendation of Laurence Stephenson, President of the Company. Mr. Stephenson will only recommend changes to the Board in the event that further money spent on exploration activities on the Tylerstone would prove of no value in the search for an ore reserve. The potential consequence of this discretionary power may be that the proceeds raised are used for purposes not envisioned by the new investors. A new investor might wish to consider whether or not they wish to invest in a Company whose Board of Directors has the ability to change the original use of proceeds without their consent.

19. THE PRESENT SHAREHOLDERS HAVE PURCHASED THEIR SHARES AT PRICES SUBSTANTIALLY BELOW THE OFFERING PRICE UNDER THIS PROSPECTUS

All of the present shareholders acquired their shares at a substantially lower price than the price investors will acquire their shares under this offering. For example, 1,850,000 shares were previously sold at a price of $0.001 per share and 270,000 shares were previously sold at a price of $0.01 per share. Any of these present shareholders could sell their shares at lower prices than the shares being offered herein and realize a profit before any new investor had a chance of recovering their original cost. New investors might want to consider whether they wish to invest in another company where the present shareholders have purchased their shares at substantially lower prices than the price under this offering.


20. THERE MAY BE WIDE FLUCTUATIONS IN THE SHARE PRICE OF THE COMPANY'S SHARES WHICH MANAGEMENT HAS NO CONTROL OVER

If a market for the Company's common stock develops, the Company's stock price may be volatile with wide fluctuations in response to several factors, including:

(a)     Actual or anticipated variations in the Company's results of operations;
(b)     The  Company's  ability  or  inability  to  generate  new  revenues;
(c)     Increased  competition;  and
(d)     Conditions  and  trends  in  the  mineral  exploration  industry.

Further, if the Company's common stock is traded on the OTC Bulletin Board, its stock price may be impacted by factors that are unrelated or disproportionate to the Company's operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of the Company's common stock. An investor might not wish to invest in a company whose share price is subject to wide fluctuations due to matters not under the control of the Company.

21. THE COMPANY DOES NOT ANTICIPATE PAYING ANY DIVIDENDS TO ITS SHAREHOLDERS IN THE FORESEEABLE FUTURE

The Company will not pay any dividends in the foreseeable future since it anticipates not making any revenue from the Tylerstone for many years to come and, when and if it does, which is extremely unlikely, it will retain the funds to explore other mineral properties or expand its activities on the Tylerstone. A new investor who is interested in income from his/her investment should consider another form of investment since the Company will never, in the immediate future, pay any dividends to its shareholders.

22. SPENDING MONEY ON EXPLORATION ACTIVITIES MIGHT NOT RESULT IN A COMMERCIALLY VIABLE ORE RESERVE EVER BEING IDENTIFIED

There is no certainty any money spent on exploration of Tylerstone will result in the identification of commercial quantities of ore. Even if millions of dollars were spent over a period of years, an ore reserve might never be found and even if one were found it might not be profitable to extract such ores. Very few mineral claims ever become properties with commercially viable reserves thereon. An investor should not invest in this Company if they are expecting that money spent on the Tylerstone will result in an ore reserve of merit being discovered since the chances of any reserve being on the Tylerstone is extremely remote.

23.  TITLE  TO  THE  TYLERSTONE IS UNSURE SINCE NO SURVEY HAS BEEN UNDERTAKEN TO
     DETERMINE  THE  BOUNDARIES  OF  THE  CLAIM

While the Company has obtained geological reports and confirmation from the Ministry with respect to the Tylerstone as to the mineral rights thereon, the exact boundaries of the claim itself have not been verified by survey. The Company will not verify the boundaries of the Tylerstone by survey in the near future and might never undertake a survey.Therefore, the title and the precise location and area of the Tylerstone may be in doubt. The Tylerstone may be subject to prior unregistered agreements, transfers or native land claims, and title may be affected by undetected defects. To resolve any dispute over the boundaries of the Tylerstone might incur substantial legal costs for the Company and result in the Company losing its rights to the mineral on the Tylerstone. A new investor might not wish to subscribe for shares under this offering knowing that the exact boundaries of the Tylerstone have not been surveyed to protect the Company's interest.

24. POSITIVE RESULTS DURING EXPLORATION DOES NOT GUARANTEE COMMERCIAL PRODUCTION DUE TO CERTAIN ENVIRONMENTAL REGULATIONS

If the results of the Company's geological exploration program indicates commercially exploitable reserves, of which there is no assurance that this will ever be the case, and the Company determines to pursue commercial production of the Tylerstone, the Company may be subject to an environmental review process under environmental assessment legislation in the Province of British Columbia. Compliance with an environmental review process may be costly and may delay commercial production. Furthermore, there is the possibility that the Company would not be able to proceed with commercial production upon completion of the environmental review process if government authorities did not approve the Company's program or if the costs of compliance with government regulation adversely affected the commercial viability of the proposed program. At this time the Company does not have any idea what the cost will be to undertake an environmental review. Without knowing the cost impact of the environmental review process, an investor might be wise to consider investments other than the common shares of this Company.

25. THE COMPANY WILL BE SUBJECT TO INTENSE COMPETITION FROM OTHER EXPLORATION COMPANIES

In Canada and the United States, there are numerous exploration companies varying in size from small to extremely large. All of these exploration companies are constantly searching for mineral properties of merit and funds from either private or public sources to further their exploration activities. The competition is extremely heavy and being a small exploration company in its initial stage of exploration will make it extremely difficult for the Company to attract funding for its exploration activities. This is due to many other companies competing for properties and capital either having a known name in the industry or a proven track record of successful exploration activities. If the Company is unable to attract capital for the Tylerstone, it might either have to find a joint venture partner to participate in its exploration programs or suffer the loss of the Tylerstone by not being able to maintain it in good standing. A new investor might not wish to subscribe for shares under this offering if he/she feels that the Company will not be able to compete in the future for money to explore the Tylerstone or to retain its interest in the claim itself.

26.  ACCESS  TO  THE  TYLERSTONE  IS  DIFFICULT  AND  EXPENSIVE

The Tylerstone has no suitable road for easy access to it. Unless the exploration crew is prepared to endure the hardships of crossing ravines and scaling steep slopes, the only way to access the claim is by helicopter. Helicopter time is expensive especially since the source of helicopters is located in Pemberton, 28 miles from the Tylerstone. Before even flying the exploration crew to the Tylerstone, the helicopter would have to fly from Pemberton to Gold Bridge and subsequently return there. All helicopter time in the air would be chargeable to the Company. Supplies would have to be delivered to the Tylerstone by way of helicopter since any exploration crew would not want to have to manually carry in the supplies from Gold Bridge. If the crew had to carry the supplies it might prove difficult to attract an exploration crew - refer to "Hiring an Exploration Crew" on page 31. The difficulty of access to the Tylerstone claim and the cost of transporting an exploration crew to the claim should be a consideration of a new investor since it will affect the eventual profitability of the Company.

27.  MINERALS  ON  THE  TYLERSTONE  MAY  NOT  BE  OF  COMMERCIAL  VALUE

The Company does not know if the Tylerstone contains commercially exploitable reserves of marketable minerals since the claim is in the pre-exploration stage. It is extremely rare for a mineral property to ever find reserves of commercial value. Even though previous exploration activities have occurred on the Tylerstone by other exploration companies, none of these companies have found any indications that minerals on the Tylerstone are of commercial quantity and grade. Both the quantity of tons of ore to be extracted and its grade, being the number of ounces per ton, are instrumental in determining whether the minerals are of commercial value. If the number of tons is low, it will not be profitable for the Company to extract minerals from the Tylerstone. If the grade is low, smelter costs would not make it economically feasible to recover the minerals therein. Other exploration companies with known mineral reserves having extractable quantities of ore with economic grades might be better suited to an investor than subscribing for shares under this offering.

28. UNKNOWN HAZARDS WILL INCREASE THE RISK OF EXPLORATION FOR WHICH THE COMPANY DOES NOT HAVE THE FUNDS AVAILABLE TO PROTECT ITS EXPLORATION CREW OR INSURE AGAINST INJURIES

An exploration program on the Tylerstone will incur risk since the claim itself is located in a mountainous area of British Columbia with deep ravines and steep cliffs. The exploration crew will have to combat weather conditions which at times could be extremely wet or subject to snow conditions. The ground, comprising of sharp rock surfaces and fallen trees will be slippery which might result in injuries to the crew. The Tylerstone has an old adit on it which, if explored to determine why it was originally dug, might collapse causing injuries to the crew. Hazards, such as mentioned above, might result in the Company being unable to continue exploration due to personnel not wishing to explore the Tylerstone unless safer conditions are present. Presently, the Company does not have the funds available to ensure that its exploration crew will adequately be protected from injuries at all times. Any injuries might result in lawsuits which the Company has not insured against. Being a pre-exploration company with limited funds available to protect its exploration crew and insure against injury, a new investor might wish to consider investing in another exploration company with adequate funds to offer additional protection to its crew and to insure against future injuries.

29. THE LOCATION AND ACCESS OF SMELTING FACILITIES MIGHT RESTRICT THE REFINING OF ANY ORE EXTRACTED FROM THE TYLERSTONE

Even if the Company is successful in its search for commercially exploitable reserves of marketable minerals on the Tylerstone, the Company may not be able to extract the minerals from the Tylerstone due to smelting facilities not being available within economic distance. Even though there is a smelter located in the town of Gold Bridge, within 10 miles of the Tylerstone, it is private and in March 2004 commenced to process ore from its own claims. Therefore, there may be no opportunity to use these facilities if and when the Company is able to extract minerals from the Tylerstone. Other smelter facilities would have to be used and this would result in significant costs of hauling ore great distances which might prove to be uneconomical for the Company. The cost of haulage of ore might result in the Company being unable to achieve its goals and eventually ceasing to exist as a viable operation, which might result in the total loss of funds invested by all shareholders.



30.  ACCESS  TO  SUPPLIES  AND  EXPLORATION  CREW  PERSONNEL  MIGHT  PROVE TO BE
     DIFFICULT  AND  RESULT  IN  ADDITIONAL  COST  AND  EXPENDITURES

The Tylerstone is located 10 miles east of the township of Gold Bridge, British Columbia and therefore supplies and personnel are available there but with the smelter now operating near Gold Bridge and other mineral claims currently being explored in the surrounding areas by other exploration companies, it might be difficult to obtain supplies and crews as required. Such supplies as wood products, dynamite, bulldozers and people might not be available as needed resulting in delays in exploring the Tylerstone. Supplies might have to be transported from Vancouver which will increase the exploration cost and time for the completion of the exploration program. Even if crews are available in Gold Bridge, they may not have the training required to explore the Tylerstone and the Company will incur additional expenses training the crews which otherwise might not have been the case. Not having the supplies and crew personnel available when needed or having to pay increased costs for such supplies and crew personnel might result in exceeding the exploration budget. With the possibilities of increased costs due to lack of supplies and adequately trained personnel, new investors should consider the material effect such factors may have on the Company's exploration program.

31.  THE  COMPANY  DOES  NOT  CARRY  KEY  MAN  INSURANCE

     The Company does not carry key-man insurance and in the event of a loss of any of the directors and officers, especially Messrs. Stephenson and Skoda, the Company will not have the funds available to seek out and compensate other individuals of similar qualifications. Even if the Company does have funds in the future, the board of directors may decide not to use the funds to attract an individual with the required qualifications. The inability to compensate or retain qualified directors and officers will have a material adverse effect on the Company.

FORWARD  LOOKING  STATEMENTS

     In addition to the other information contained in this prospectus, it contains forward-looking statements which involve risk and uncertainties. When used in this prospectus, the words "may", "will", "expect", "anticipate", "continue", "estimate", "project", "intend", "believe" and similar expressions are intended to identify forward-looking statements regarding events, conditions and financial trends that may affect the Company's future plan of operations, business strategy, operating results and financial position. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results could differ materially from the results expressed in or implied by these forward-looking statements as a result of various factors, many of which are beyond the Company's control. A potential investor should review in detail this entire prospectus including financial statements, attachments and risk factors before considering an investment.

ITEM  4.     USE  OF  PROCEEDS

     The amount of cash proceeds from this offering will depend on the number of shares sold. The proceeds of the offering, less the expenses of the offering, will be mainly used for exploration expenses. Exploration expenses are those costs associated with Phase I at an estimated cost of $16,500; Phase II at $66,000 and Phase III initially at $60,000 and if money is available at $145,000 (see Item 16 - Description of Business). The cost of this offering has been estimated at $26,100 as indicated under Item 8 - Plan of Distribution. The first $26,100 raised will be applied against the Offering Expenses. The Company will use the net proceeds as follows:






Number of Shares Subscribed                  500,000    1,000,000    2,000,000    3,000,000
                                            ---------  -----------  -----------  -----------
Percentage of the Offering . . . . . . . .        16%          33%          66%         100%
                                            ---------  -----------  -----------  -----------
Amount Raised. . . . . . . . . . . . . . .  $ 50,000   $  100,000   $  200,000   $  300,000
                                            ---------  -----------  -----------  -----------
Allocation:
  Offering Expenses:
       Transfer agent fees . . . . . . . .     1,200        1,200        1,200        1,200
        Legal. . . . . . . . . . . . . . .    15,000       15,000       15,000       15,000
       Annual fees . . . . . . . . . . . .       400          400          400          400
       Office. . . . . . . . . . . . . . .     1,000        1,000        1,000        1,000
       Photocopying and printing . . . . .     1,000        1,000        1,000        1,000
       Accounting and auditing . . . . . .     7,500        7,500        7,500        7,500
                                            ---------  -----------  -----------  -----------
              Total Offering expenses. . .    26,100       26,100       26,100       26,100
                                            ---------  -----------  -----------  -----------

  Exploration - Phase I. . . . . . . . . .    16,500       16,500       16,500       16,500
                         Phase II. . . . .         -       40,000       66,000       66,000
                         Phase III (*) . .         -            -       60,000      145,000
                                            ---------  -----------  -----------  -----------
                                              16,500       56,500      142,500      227,500
                                            ---------  -----------  -----------  -----------

Payment of accounts payable
     Accounting and audit. . . . . . . . .     2,200        5,000        7,025        7,025
     Legal and document preparation. . . .     2,670        2,670        2,670        2,670
     Office. . . . . . . . . . . . . . . .       765          765          765          765
     Rent. . . . . . . . . . . . . . . . .     2,700        4,965       12,467       20,245
     Transfer agent's fees . . . . . . . .     1,200        4,000        8,473        8,473
                                            ---------  -----------  -----------  -----------
              Payment of accounts payable.     7,400       17,400       31,400       39,178
                                            ---------  -----------  -----------  -----------

Excess cash - unallocated. . . . . . . . .         -            -            -        7,222
                                            ---------  -----------  -----------  -----------

                                            $ 50,000   $  100,000   $  200,000   $  300,000
                                            =========  ===========  ===========  ===========





(*) Phase III requires an amount of $165,000 to be spent on it but if all accounts payable owed to third parties, Offering Costs and funds needed for the next twelve months are to be settled in full, there is not sufficient funds to undertake the full exploration program on the Tylerstone and therefore only $145,000 has been allocated to Phase III.


     If the Company is unable to raise sufficient funds to pay all the third party creditors, the Company will have to investigate other methods of obtaining additional funds to continue in business. The directors and officers might have to consider advancing funds to the Company or obtaining, by ways of personal guarantees, funds from institutional lenders. The directors and officers presently do not wish to consider the latter two methods of obtaining funds.

     Even if the entire offering of 3,000,000 shares is subscribed for, no payments will be made to amounts owed to related parties. Management wishes to focus its attention on the exploration of the Tylerstone property in order to determine if a viable ore reserve of commercial grade exists thereon.

     The proceeds from this offering will not be used to acquire assets, otherwise than in the ordinary course of business. At the present time, management does not know of any assets it will acquire in the future. Nor will the proceeds of the above offering be used to finance acquisitions of other businesses. Nevertheless, in the future, management might consider the purchase of additional mineral properties but none are known to management at this time. In acquiring any mineral properties, the Company will only deal at arms length and will not be acquiring mineral properties from its directors and officers.

     While the Company currently intends to use the proceeds of this offering substantially in the manner set forth above, it reserves the right to reassess and redistribute such use if, in the judgment of the Company's Board of Directors, such changes are necessary. The initial decision as to a change in use of proceeds will be the responsibility of Laurence Stephenson who will convey his opinion to the Board of Directors who will then make the final decision. Mr. Stephenson would recommend a change in the use of proceeds where it became apparent any further exploration work on the Tylerstone would prove to be meaningless and not in the best interest of the Company. Other than this situation, the Company intends to use the proceeds of this offering in the manner set forth above. Should there be any material changes in the above projected use of proceeds in connection with this offering, the Company will issue an amended prospectus reflecting the same.

     Upon the effective date of the Registration Statement filed under the Securities Act by the Company, the Company shall report the use of proceeds on its first periodic report filed pursuant to sections 13(a) and 15(b) of the Exchange Act (15 U.S.C. 78m(a) and 78o(d)) after effectiveness of its Registration Statement, and thereafter on each of its subsequent periodic reports filed pursuant to sections 13(a) and 15(d) of the Exchange Act through the latter of disclosure of the application of all the offering proceeds, or disclosure of the termination of the offering.

ITEM 5.     DETERMINATION OF OFFERING PRICE

     The determination of the offering price was arbitrarily determined by the Company's Board of Directors in order for the Company to raise up to a total of $300,000 in this offering. The offering price bears no relationship whatsoever to the Company's assets, earnings, book value or other criteria of value. The offering price should not be regarded as an indicator of the future market price (if any) of the Company's securities. The factors used to determine the offering price were:

(i)  the  Company's  lack  of  operating  history;

(ii) the proceeds to be raised by the offering based on the cash requirements of the Company;

(iii) the amount of capital to be contributed by investors in this offering in proportion to the amount of stock to be retained by the existing shareholders; and

(iv) the price the Company believes an investor is willing to pay for the shares under this offering.

ITEM  6.     DILUTION

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of the offering. The net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of the Company's arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares purchased by the purchaser is also a result of the lower book value of the shares held by the existing shareholders.

     As of February 28, 2005, the net tangible book value of the Company's common stock was a negative $99,684 or approximately negative $0.047 per share based upon 2,120,000 shares issued and outstanding.

     Upon completing this offering, in the event that 100% of the shares are purchased, the net tangible book value of the 5,120,000 shares issued and outstanding would be $200,316, or approximately $0.039 per share. The net tangible book value of the shares held by the existing shareholders would be increased by $0.040 per share without any additional investment on their part. Whereas, the purchaser would incur an immediate dilution from $0.10 per share to $0.039 per share.

     Upon completing this offering, in the event that approximately 66.7% of the shares are purchased, the net tangible book value of the 4,120,000 shares issued and outstanding would be $100,316, or approximately $0.024 per share. The net tangible book value of the shares held by the existing shareholders would be increased by approximately $0.028 per share without any additional investment on their part. Whereas, the purchaser would incur an immediate dilution from $0.10 per share to $0.024 per share.

     Upon completing this offering, in the event that approximately 33.3% of the shares are purchased, the net tangible book value of the 3,120,000 shares issued and outstanding would be $316, or approximately $0.0001 per share. The net tangible book value of the shares held by the existing shareholders would not increase. Whereas, the purchaser would incur an immediate dilution from $0.10 per share to a negative amount.

     Upon completing this offering, in the event that approximately 16.7% of the shares are purchased, the net tangible book value of the 2,620,000 shares issued and outstanding would be negative $49,684, or approximately negative $0.019 per share. The net tangible book value of the shares held by the existing shareholders would be not increase. Whereas, the purchaser would incur an immediate loss of their entire investment since the net tangible book value of their investment would be a negative amount.

     The offering price is substantially higher than the pro forma net tangible book value per share at each level of subscriptions to this Offering. New investors will immediately incur a substantiated dilution in the book value of their shares.

     After the completion of the offering, depending on the number of shares subscribed for in the offering, the following ownership of the percentage of outstanding shares would result:





Shares Subscribed                             0           500,000     1,000,000     2,000,000     3,000,000
                                          --------       ---------    ---------     ---------     ----------
Total Shares Issued and
Outstanding After Subscription            2,120,000     2,620,000     3,120,000     4,120,000     5,120,000
                                          ---------     ---------     ---------     ---------     ---------

Ownership Percentage:
    Officers and Directors . . . . . . .         57            46            39            29            23
    Initial shareholders . . . . . . . .         43            35            29            22            18

Ownership Percentage:
    New Shareholders . . . . . .     . .          -            19            32            49            59

Total Percentage . . . . . . . . . . . .        100           100           100           100           100

     Only with the total number of shares being subscribed for under this offering would the new shareholders actually hold a majority of the issued shares.

ITEM  7.          SELLING  SECURITY  HOLDERS

     There  are  no  selling  securities  holders  under  this  prospectus.

ITEM  8.          PLAN  OF  DISTRIBUTION

     The Company is offering up to a total of 3,000,000 shares of common stock. There is no minimum number of shares that the Company must sell. There will be no escrow account. The Company will immediately use all money received from the offering and there will be no refunds except where the directors determine at their sole discretion that an investor is not suitable as a shareholder of the Company. If any subscriptions are rejected, the Company will return promptly subscriber funds within three business days from the time the subscription is rejected. The period of the offering is for twelve months from the date the Registration Statement has become effective.

     The Company is not using the service of an underwriter. The Directors and Officers will conduct the offering and they will not receive any commission for their participation in the selling of the shares offered under this Offering. No finders or third parties will be involved in the sale of shares and therefore no compensation will be paid to them. The directors and officers will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with a Company may participate in the offering of the Company's securities and not be deemed to be a broker-dealer as noted in the following paragraph.

     None of the directors or officers are subject to a "statutory disqualification" as defined under Section 3 (a) (39) of the Exchange Act of 1934 wherein it states that:

     "A person is subject to a "statutory disqualification" with respect to membership or participation in, or association with a member of, a self-regulatory organization, if such person:

A. has been and is expelled or suspended from membership or participation in, or barred or suspended from being associated with a member of, any self-regulatory organization, foreign equivalent of a self regulatory organization, foreign or international securities exchange, contract market designated pursuant to section 5 of the Commodity Exchange Act (7 U.S.C.
     7), or any substantial equivalent foreign statute or regulation, or futures association registered under section 17 of such Act (7 U.S.C. 21), or any substantially equivalent foreign statute regulation, or has been and is denied trading privileges on any such contract market or foreign equivalent;

B.   is  subject  to:

i. an order of the Commission, other appropriate regulatory agency, or foreign financial regulatory authority;

I. denying, suspending for a period not exceeding 12 months, or revoking his registration as a broker, dealer, municipal securities dealer, government securities broker, or government securities dealer or limiting his activities as a foreign person performing a function substantially equivalent to any of the above; or

II. barring or suspending for a period not exceeding 12 months his being associated with a broker, dealer, municipal securities dealer, government securities broker, government securities dealer, or foreign person performing a function substantially equivalent to any of the above;

ii. an order of the Commodity Future Trading Commission denying, suspending, or revoking his registration under the Commodity Exchange Act (7 U.S.C. 1 et seq.); or

iii. an order by a foreign financial regulatory authority denying, suspending, or revoking the person's authority to engage in transactions in contracts or sale of a commodity for future delivery or other instruments traded on or subject to the rules of a contract market, board of trade, or foreign equivalent thereof.

C. by his conduct while associated with a broker, dealer, municipal securities dealer, government securities broker, or government securities dealer, or while associated with an entity or person required to be registered under the Commodity Exchange Act (7 U.S.C.A. 1 et seq.), has been found to be a cause of any effective suspension, expulsion, or order of the character described in subparagraph (A) or (B) of this paragraph, and in entering such suspension, expulsion, or order, the Commission, an appropriate regulatory agency, or any such self-regulatory organization shall have jurisdiction to find whether or not any person was a cause thereof;

D. by his conduct while associated with any broker, dealer, municipal securities dealer, government securities broker, government securities dealer, or any other entity engaged in transactions in securities, or while associated with an entity engaged in transactions in contracts of sale of a commodity for the future delivery or other instruments traded on or subject to the rules of a contract market, board of trade, or foreign or international securities exchange or foreign financial regulatory authority empowered by a foreign government to administer or enforce its laws relating to financial transactions as described in subparagraph (A) or (B) of this paragraph;

E. has associated with him any person who is known, or in the exercise of reasonable care should have known, to him to be a person described by subparagraph (A), (B), (C), or (D) of this paragraph; or

F. has committed or omitted any act, or is subject to an order or finding, enumerated in subparagraph (D), (E), (H), or (G) or paragraph (4) of section 15 (b), has been convicted of any offense specified in subparagraph
     (B) of such paragraph (4) or any other felony within ten years of the date of filing of an application for membership or participation in, or to become associated with a member of, such self-regulatory organization, is enjoined from any action, conduct, or practice specified in subparagraph
     (C) of such paragraph (4), has willfully made or caused to be made in any application for membership or participation in, or to become associated with a member of, a self regulatory organization, report required to be filed with a self-regulatory organization, or proceeding before a self-regulatory organization, any statement which was at the time, and in the light of the circumstances under which it was made, false or misleading with respect to any material fact, or has omitted to state in any such application, report, or proceeding any material fact which is required to be stated therein."

     None of the Company's participating officers and directors will be compensated either directly or indirectly in connection with their participation in this offering.

     The Company's participating officers and directors are not broker-dealers and are not an associated person of a broker-dealer.

     The Company's participating officers and directors were not a broker-dealer or an associated person of a broker-dealer within the 12 months preceding the intended offering.

     The directors and officers primarily perform, both now and at the end of this offering, substantial ministerial duties on behalf of the Company other than merely selling of securities being offered herein. The registered shares are reasonably expected to be offered and sold within twelve months from the initial effective date of the Registration Statement. In selling the shares in this offering, the directors and officers will provide each investor with a printed copy of this prospectus.

     The investors subscribing to purchase any shares under this offering must complete, execute, acknowledge, and deliver to the Company a Subscription Agreement. By executing this document, the investor will agree that he or she will be a shareholder in the Company.

     An investor must deliver to the Company, along with the Subscription Agreement, a check, money order or bank draft payable to "Tylerstone Ventures Corporation".

     The Company will be selling the shares through this offering only to investors in British Columbia. Sales will be made in accordance with the British Columbia securities laws.

     The Company will bear all the costs associated with the registration of its common stock. The following table sets out an estimate of the fees associated with the registration of its common stock:






Transfer Agent Fees                                                     $ 1,200
Legal and preparation of documents . . . . . . . . . . . . . . . . . .   15,000
Annual Fee (Registered office, SEC registration fee and franchise fee)      400
Photocopying and printing. . . . . . . . . . . . . . . . . . . . . . .    1,000
Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,000
Audit and Accounting . . . . . . . . . . . . . . . . . . . . . . . . .    7,500
                                                                        -------

Total Estimated Fees . . . . . . . . . . . . . . . . . . . . . . . . .  $26,100
                                                                        =======





ITEM  9.          LEGAL  PROCEEDINGS

     The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened as of the date of this prospectus.

ITEM  10.     DIRECTORS,  EXECUTIVE  OFFICERS, PROMOTERS AND CONTROL PERSONS

     The name, municipality of residence, position held within the Company, age and the year the individual was first elected or appointed as a director or executive officer of the Company are set forth in the following table. Each director is to serve until the Annual Meeting of Shareholders or until his or her successor is elected or appointed. The work experience of each of the directors and officers is indicated in their individual biographies set forth below.





NAME AND                                                                YEAR
MUNICIPALITY OF           POSITION OR OFFICE WITHIN THE                BECAME
RESIDENCE                          REGISTRANT               AGE      A DIRECTOR
Laurence Stephenson      Principal Executive Officer        56           2004
White Rock, B.C.. .      President and
Canada. . . . . . .      Director (1)

Louise Murphy . . .      Principal Financial Officer,       55          2004
Coquitlam, B.C. . .      Secretary Treasurer and
Canada. . . . . . .      Director (2)

Fred Hawkins             Director (3)                       61          2001
Surrey, B.C.
Canada. . . . . . .

Edward Skoda. . . .      Director (4)                       57         1998 to
Chapaloa, . . . . .                                                   2001 and
Jalisco, Mexico . .                                                     2003


(1) Laurence Stephenson became a director on May 18, 2004 and was appointed on the same day as Principal Executive Officer and President.

(2) Louise Murphy became a director on May 18, 2004 and was appointed on the same day as Principal Financial Officer and Secretary Treasurer.

(3) Fred Hawkins was appointed a director on April 2, 2001 and was appointed on the same day as President of the Company. On May 18, 2004, he was replaced as President by Laurence Stephenson.

(4) Edward Skoda was the founding director of the Company and became President on October 5, 1998 and resigned on April 2, 2001 as President and Director due to other business matters requiring his attention. He was again appointed a Director on April 15, 2003.




AUDIT  COMMITTEE

     The Audit Committee of the Company currently consists of Laurence Stephenson, Principal Executive Officer, Louise Murphy, Principal Financial Officer, and Edward Skoda, Director. The general function of the audit committee is to review the overall audit plan and the Company's system of internal control, to review the results of the external audit, and to resolve any potential dispute with the Company's auditors. The percentage of common shares beneficially owned, directly and indirectly by the officers and directors, collectively, is 56.6 percent of the total issued and outstanding shares.

BIOGRAPHIES

The  following  are  biographies  of  the directors and officers of the Company.

     LAURENCE  STEPHENSON  has  a  Bachelor  of  Science  in geology (1975) from
Carleton University in Ottawa, Ontario, Canada and a Master of Business Administration (1985) from York University in Toronto, Canada. During the majority of his working life, starting from 1967, Mr. Stephenson has been involved in planning and budgeting for mineral exploration in various parts of Canada as well as consulting in geological and offering business advice to the exploration industry. He has been a director of various companies associated with mineral exploration such as Glencairn Explorations Ltd. (listed on the former Calgary Exchange), Strike Minerals Ltd. (listed on the over-the-counter in Toronto), Barkhor Resources Inc., Golden Chief Resources Ltd., Golden Hemlock Exploration Ltd., and Kokanee Exploration Ltd. (all three listed on the former Vancouver Stock Exchange) and Sutcliffe Resources Ltd. (previously listed on the Toronto Stock Exchange). As a director his duties included hiring and evaluation staff, negotiating with the provincial government to secure prospects and permits, assisting with joint ventures arrangements and applicable financing, preparing profiles for submission to mining journals, organizing re-activation reports and overseeing the various exploration programs undertaken by the companies he was a director. At the same time, Mr. Stephenson has his own private consulting firm called GeoFin Inc. where he offered business advise to the mining community, designing and implication of various exploration programs to be used in both Mexico and South America and assisting in financing various ventures.

     LOUISE MURPHY has an extensive background in administration in both the medical and legal office environment and holds a degree as a Certified Management Accountant (1989). Her duties included organizing the accounting, computer and office procedures as well as undertaking job costing, budget preparation and variance reporting. In addition, she has been responsible for making decisions regarding scheme, format, frequency and type of advertising required by various firms she has been employed with. Since 2001 to the present time, Ms Murphy became self-employed offering her services to various law firms and being "on call" to the Vancouver School Board for various accounting assignments. On May 18, 2004, she became a Director and was appointed Chief Financial Officer, Chief Accounting Officer and Secretary Treasurer of the Company. Ms. Murphy does not hold a directorship in any other reporting company.

     FREDERICK HAWKINS has been in the construction industry since graduating from high school in 1962. In 1976 he incorporated his own construction company in which he entered into contracts to supervise the building of apartments, private houses and nursing homes, hiring construction workers, doing payroll, ordering material and supervising all aspects for the construction of each project while reporting to the owner of each.

     He has been responsible for large projects as well as smaller ones; a 65 unit condo in North Vancouver for Dunbarton Properties Ltd., a 60 unit condo in Penticton also for Dunbarton Properties Ltd., a 50 unit Seniors Assisted Living Project in Maple Ridge, BC for Royal Crescent Gardens Ltd. and numerous houses and duplexes for private individuals. His company also looks after the maintenance on a contract basis for several buildings including senior housing such as Canada Way Lodge in Burnaby, British Columbia. Mr. Hawkins is not a director of any other public company. Mr. Hawkins became a director of the Company on April 2, 2001.

     EDWARD SKODA attended the Haileybury School of Mines in Haileybury, Ontario where he obtained a diploma in mining engineering technology (1971). After graduation he was employed by Kaiser Engineering Inc and assigned to their Hammerstay Iron Project in Australia as a civic inspector for the construction of a railway bed. In 1973, he was employed by Newmont Mining Ltd. of Vancouver, B.C. as an underground mining ventilation technologist in their Granduc Mine in northern British Columbia. During 1976 to 1991, Mr. Skoda worked for such companies as Tara Mines in Ireland and the Northwest Territories, Echo Bay Mines at Port Radium near Great Bear Lake, Ange Gold Ltd. of Vancouver, Canadian Mining Services Ltd. and Bechtel Corporation of San Francisco, California where his jobs comprised over this period of time security manager, warehouse manager, underground shift boss and project manager. These positions involved control of explosives, overseeing supplies and shipping of concentrate, mine development including rehabilitation of old adits, underground exploration, drilling blasting in order to extend the adits and assisting with preparation of budgets. In 1991, Mr. Skoda became a director of Lornex Exploration Inc. and became the project manager with the objective of mining the old Churchill Copper Project and Davis Keyes Copper Project both in north B.C. near Nelson. In 1992, he became self employed by staking claims for various companies in Downsville and Forest Hills area of California, Anyox, Princeton and Bralorne located in B.C. and other claims in Mexico, Nevada and Arizona

     Mr. Skoda served as President and Principal Executive Officer of the Company from its inception to April 2, 2001 and on April 15, 2003 was again appointed to the Board of Directors. Currently, Mr. Skoda is a director of two public industrial mineral companies listed on the Toronto Venture Exchange in Toronto, Ontario: one: Zeo Tech Enviro Corp (6 years as a director) - a producer of zeolite product for the oil and gas industry and two: Quinto Technologies Inc. (8 years as a director) - exploring for graphite nickel and iron ore.

     Although Laurence Stephenson, Louise Murphy, Fred Hawkins and Edward Skoda do not work full time for the Company, they plan to devote whatever time is required as the Company advances in its exploration program. Once the Tylerstone is ready for exploring, both Laurence Stephenson and Edward Skoda will devote the required time to ensure the exploration program is completed within budget. It is estimated Laurence Stephensen will spend 40 hours a month overseeing the exploration whereas Edward Skoda will be working full time on the Tylerstone during the exploration period. It is expected Louise Murphy will be required to spend at least 15 hours a month accounting for the expenses during the exploration program and preparing an analysis of actual to budgeted costs. If the Tylerstone is proven to have an ore reserve on it, the time required by the directors and officers will increase significantly.

SIGNIFICANT  EMPLOYEES

     Other than the officers of the Company, the Company does not currently have any significant employees. The Company might have to engage the services of certain consultants, who are not employees, to assist in the exploration of the Tylerstone, if either Laurence Stephenson or Edward Skoda are unavailable at the time the exploration work will take place. If consultants are required, they will be an integral part to the operations of the Company for the period they are so engaged. At the present time, the Company has not yet identified any prospective consultants.

FAMILY  RELATIONSHIPS

     There are no family relationships among directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

INVOLVEMENT  IN  CERTAIN  LEGAL  PROCEEDINGS

     To the knowledge of management, during the past five years, no present director, executive officer or person nominated to become a director or an executive officer of the Company:

(1) filed a petition under the Federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by the court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filings, or any corporation or business association of which he was an executive officer at or within ten years before the time of such filing;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

     (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

     (ii) engaging  in  any  type  of  business  practice;  or

     (iii) engaging in any activities in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this subsection
     (3)(i) above, or to be associated with persons engaged in any such activities;

(5) was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently  reversed,  suspended  or  vacated.

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

ITEM  11.     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENTITEM

     The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of February 28, 2005 (2,120,000 shares issued and outstanding) by (1) all stockholders known to the Company to be beneficial owners of more than 5 percent of the outstanding common stock; and (2) all directors and executive officers of the Company, individually and collectively as a group. The table also reflects such ownership assuming the maximum shares sold for the offering is reached.









                                            AMOUNT OF         AMOUNT OF
                                           BENEFICIAL         BENEFICIAL    PERCENT OF   PERCENT OF
                                            OWNERSHIP         OWNERSHIP       CLASS        CLASS
TITLE OR        NAME AND ADDRESS OF          BEFORE             AFTER         BEFORE       AFTER
CLASS           BENEFICIAL OWNER (1)        OFFERING(2)       OFFERING       OFFERING    OFFERING (3)
---------       --------------------       ------------      -----------    ----------   ------------

Common          Laurence Stephenson         250,000 (4)        250,000        11.79%         4.88%
Stock           1136 Martin Street
.. . . . . . . . White Rock, B.C.
 . . . . . . . .Canada, V4B 3V9

Common          Louise M. Murphy            250,000 (4)        250,000        11.79%         4.88%
Stock           #42 - 2951 Panorama Dr.
.. . . . . . . . Coquitlam, B.C.
 . . . . . . .  Canada, V3E 2W3


Common          Fred Hawkins                450,000(4) (5)     450,000       21.23%         8.79%
Stock           13028 98A Avenue
.. . . . . . .   Surrey, British Columbia
 . . . . . . . .Canada, V3T 1C6

Common.         Edward Skoda                250,000 (4)        250,000       11.79%         4.88%
Stock           Apdo Postal No. 379
 . . . . . . .  Chapala, Jalisco
.. . . . . . ..  Mexico, CP 45900

Common. . . ..  Ownership of all directors
Stock . . . .   and officers as a group     1,200,000        1,200,000       56.60%        23.43%

(1) As of February 28, 2005, there were 2,120,000 common shares issued and outstanding. Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial.

(2) Under Rule 13-d under the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be acquired in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the persons having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons.

(3) This assumes that all 3,000,000 shares under this offering are subscribed for.

(4) These shares are restricted since they were issued in compliance with the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. After these shares have been held for one year, the Directors and Officers of the Company could sell 1% of the outstanding stock in the Company every three months. Therefore, this stock can be sold after the expiration of one year in compliance with the provisions of Rule
     144. There are "stock transfer" instructions placed against these certificates and a legend has been imprinted on the stock certificates themselves.

(5) Includes shares issued to Fred Hawkins wife and daughter who reside in the same house.

     Other than Laurence Stephenson, Louise Murphy, Fred Hawkins and Edward Skoda, the Company does not know of any other shareholder who has more than 5 percent of the issued shares prior to the subscriptions being accepted under this offering.

     The number of shares that could presently be sold under Rule 144 is 1,200,000; being the above noted shares held by the Directors and Officers.

     Upon completion of this offering the directors and officers will retain voting control over the number of shares as indicated under Item 6 - Dilution.

     There are no voting trusts or similar arrangements known to the Company whereby voting power is held by another party not named herein. The Company knows of no trusts, proxies, power of attorney, pooling arrangements, direct or indirect, or any other contract arrangement or device with the purpose or effect of divesting such person or persons of beneficial ownership of the Company's common shares or preventing the vesting of such beneficial ownership.

The Company does not know of any arrangements, which might result in a change in control.

ITEM  12.     DESCRIPTION  OF  SECURITIES

     The securities being offered are shares of common stock. There are no preferred shares being offered hereunder. The authorized common stock consists of 25,000,000 shares of common stock, par value $0.001 per share. The holders of the Company's common stock:

- have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company;

- are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company;

- do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

- are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

The  shares  of  common  stock  do  not  have  any  of  the  following  rights:

-     preference  as  to  dividends  or  interest;

-     preemptive  rights  to  purchase  in  new  issues  of  shares;

-     preference  upon  liquidation;  or

-     any  other  special  rights  or  preferences.

CONVERTIBLE  SECURITIES

     The shares of common stock are not convertible into any other securities of the Company.

NON-CUMULATIVE  VOTING

     The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After the offering, the present shareholders will retain 41% of the shares outstanding making it difficult for any shareholder or group of shareholders to accumulate sufficient votes of shares from other shareholders to change the directors.

DIVIDEND  POLICY

     The Company has not declared or paid any dividends on its common stock. The declaration of any future cash dividend will be at the discretion of the Company's Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is the Company's present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into the Company's business operations in hopes of exploration of the Tylerstone to a point where either a viable ore reserve is discovered or a decision is made to abandon the Tylerstone. If the latter is the case, the Company will have to use any funds it has to identify another mineral claim of merit and will not be willing to distribute any funds to its shareholders.

OPTIONS

     The Company has not issued and does not have any outstanding options to purchase shares of its common stock.

SHARE  PURCHASE  WARRANTS

     The Company has not issued and does not have any outstanding warrants to purchase shares of its common stock.

CHANGE  IN  CONTROL  OF  THE  COMPANY

     The Company does not know of any arrangements, which might result in a change in control.

DEBT  SECURITIES  AND  OTHER  SECURITIES

     The Company does not have any debt securities outstanding or other securities outstanding other than its common stock.

TRANSFER  AGENT

     The Company has engaged the services of Nevada Agency and Trust Company, with offices at 50 West Liberty Street, Suite 880, Reno, Nevada 89501, to act as transfer agent and registrar.

MARKET  INFORMATION

     The Company is not a reporting entity in any jurisdiction in North America or elsewhere. Its shares are not traded on any public market but once the Registration Statement becomes effective, the Company intends to submit an application with the National Association of Securities Dealers, Inc. for a quotation on the OTC Bulletin Board. At the present time, there is no established market for the shares of the Company. There is no assurance that an application to the OTC Bulletin Board will be approved. There are no shares being offered to the public other than the 3,000,000 common shares being offered under this prospectus and no shares have been offered pursuant to an employee benefit plan or dividend reinvestment plan.

HOLDERS  OF  COMMON  SHARES

     There are presently 42 shareholders of record, including officers and directors.

BUSINESS  COMBINATION  WITH  AN  INTERESTED  SHAREHOLDER

     The Company is governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of transaction in which the person became an interested stockholder unless:

- prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the stockholder became an interested stockholder;

- the stockholder acquired at least 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers and shares held in certain employee stock plans) upon consummation of the transaction in which the stockholder became an interested stockholder; or

- the business combination is approved by the Board of Directors and by at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or after the date such stockholder became an interested stockholder.

     An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

     The above provision of Delaware law could reduce the likelihood of a change in control of the Company.

ITEM 13.     INTEREST OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingent basis, or had, or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries, in the event such entities occur in the future. Nor was any such person connected with the Company or any of its parent or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

     The Company's independent accountants in the United States are Madsen & Associates, CPA's Inc., 684 East Vine Street, #3, Murray, Utah, 84107 (Tel:
801-268-2632).

ITEM 14. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933and is, therefore, unenforceable.

     The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power to indemnify its directors, officers, employees and agents from expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, in which such person is involved by reason of the fact such person were or are directors, officers, employees or agents of the Company, provided that such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such person may not be indemnified if the person has been adjudged liable to the corporation in the performance of such person's duties to the corporation, unless the Court of Chancery or the court in which such action or suit was brought determines that, in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. To the extent that such person has been successful on the merits or otherwise in defense of any proceeding, the General Corporate Law of the State of Delaware provides that such person shall be indemnified against expenses (including attorney's fees) reasonably and actually incurred. Amended and Restated Articles of Incorporation of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or stock redemption, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Amended and Restated Articles of Incorporation contain such a provision.

     The Company has indemnity agreements with its officers and directors to indemnify and provide advanced legal expenses as permitted by applicable law, the Amended and Restated Articles of Incorporation and Bylaws. Under the agreements, the Company will not indemnify or provide advance payments (i) for a violation of Section 16 of the Securities Exchange Act, or (ii) any other action where indemnification is not permitted by law.

ITEM 15.     ORGANIZATION WITHIN LAST FIVE YEARS

     The Company was incorporated on September 24, 1998 by Edward Skoda who became Principal Executive Officer and Director and appointed Judith Mide as the Secretary Treasurer and Director on October 5, 1998. Judith Mide resigned as an officer and director on April 15, 1999 and on April 2, 2001 Mr. Skoda resigned and was replaced by Fred Hawkins as Principal Executive Officer and Director. At the same time, Robin Brine became Principal Financial Officer and Director and Gerald Hardy became a Director. Edward Skoda resigned due to other business commitments which would not allow him to attend to the affairs of the Company. On April 15, 2003, Edward Skoda was again appointed a Director. On May 18, 2004, Gerald Hardy resigned as a Director and Robin Brine resigned as Chief Financial Officer, Secretary Treasurer and Director. They were replaced by Laurence Stephenson, who became Principal Executive Officer, President and Director, and Louise Murphy, who became Principal Financial Officer, Principal Accounting Officer, Secretary Treasurer and Director. Fred Hawkins remained as a Director. Officers and directors of the Company own shares of common stock of the Company pursuant to the transaction described in Item 19 - Certain Relationships and Related Transactions.

ITEM  16.     DESCRIPTION  OF  BUSINESS

BUSINESS  DEVELOPMENT

     The Company was incorporated in the State of Delaware on February 29, 1998. On February 24, 1999, the Company "staked" the Tylerstone near Gold Bridge, British Columbia and has undertaken exploration programs on the Tylerstone to meet the assessment requirements to maintain the Tylerstone in good standing during the last five years, other than in 2004, due to snow conditions in the area and paid the Ministry $3,081, to maintain the Tylerstone in good standing until February 24, 2006.

     The Ministry has granted to the Company the exclusive rights to the minerals on the Tylerstone from the date the Company first "staked" the Tylerstone. In order to keep these rights, each year the Company is required to spend money on the Tylerstone; either by way of assessment work (being the physical exploration work on the property) or by paying cash in lieu. If the latter happens, the Company pays the money directly to the Ministry. Each year the Company must pay $155 per unit. Since there are 20 units comprising the

Tylerstone, the Company will have to pay approximately $3,100 in either physical work or cash in lieu of work not done to maintain the Tylerstone in good standing for a further twelve month period. In the event the Company does more assessment work than required for the year, the residual balance can be carried forward and applied to future years. If the Company does not undertake the physical assessment work and does not pay the Ministry the equivalent money in cash, all rights to the minerals on the Tylerstone will cease effective on the anniversary date; being February 24 of the year in question.


     The Company has not been a party to any bankruptcy, receivership or similar proceedings since its inception. The Company has not been involved in any reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

     The Company is in the pre-exploration stage and will be in the pre-exploration stage until it commences significant exploration activities. The Company will continue to be in the exploration stage until it achieves significant revenues from operations. In an exploration stage company, management devotes most of its activities exploring its mineral properties. There is no assurance that a commercially viable mineral deposit exists on the Tylerstone or any other mineral property acquired by the Company in the future. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined for the Tylerstone. The Company's ability to emerge from the exploration stage with respect to its planned principal business activity is dependent upon its ability to attain profitable operations. There is no guarantee the Company will be able to identify, acquire or develop mineral properties that will produce profitability. Moreover, if a potential mineral property is identified which warrants acquisition or participation, additional funds may be required to complete the acquisition or participation, and the Company may not be able to obtain such financing on terms which are satisfactory to it. There is substantial doubt regarding the Company's ability to continue as a going concern. The Company's plans for its continuation as a going concern include financing its operations through sales of its common stock. If the Company is not successful with its plans, investors could then lose all or a substantial portion of their investment.

     The Company has the rights to certain minerals on the Tylerstone but does not have the rights to any placer minerals (being mineral contained in the overburden which is above the hard rock) or to coal. The placer rights could be staked by the Company but management feels with limited overburden on the majority of the Tylerstone there is no need to do so at the present time. If, during the exploration program, placer minerals are found to be of value, the Company will immediately stake the Tylerstone for placer. Presently, no other parties have the rights to placer on the Tylerstone. In the Gold River area, there are no coal bearing properties. The land itself is not owned by the Company. The Company has only the mineral rights thereon. The land is owned by the Crown; being the Province of British Columbia.

DISTRIBUTION  METHODS

     The Company has given no consideration to the method or methods of distribution to be used if it is able to discover a viable ore reserve on the Tylerstone. When and if this occurs the Company will engage the services of consultants who are experts in the distribution of minerals to determine the most efficient method available to it.

COMPETITIVE  BUSINESS  CONDITIONS  AND  THE  COMPANY'S  POSITION  IN  THE MINING
INDUSTRY

     Vast areas of Western Canada and the United States Pacific Northwest have been explored. Over the years, extensive literature has been prepared on numerous areas of mineralization thereby allowing a company to have an understanding of an area prior to obtaining the mineral rights. This allows a junior exploration Company to seek out and be competitive with other mining companies in obtaining properties subject to grass roots exploration.

     Nevertheless, the Company is at a competitive disadvantage compared to established mineral exploration companies when it comes to being able to complete extensive exploration programs on the Tylerstone. In the future, if the Company is unable to raise further funds to carry on its exploration program, it might be forced to enter into a joint venture with another better financed company which will result in the Company's interest in the Tylerstone being substantially diluted.

SOURCES  AND  AVAILABILITY  OF  SUPPLIES  AND  RAW  MATERIALS

     Supplies required during the pre-exploration stage, being posts for marking areas on the claim, link chain for measuring out the grid on the claim, ribbon for marking the intersections and shovels and picks can all be obtained from Gold Bridge which is within 10 miles of the Tylerstone. At this stage, the Company does not require a source of raw materials since it is in the pre-exploration stage, being mainly in exploring and establishing geochemical grids on the Tylerstone, whereas once a trenching and drilling program is decided upon the Company will require such raw materials as cement for establishing a drill site, wood for the platform supporting the drill and for the base for the tent camp.

DEPENDENCE  ON  ONE  OR  A  FEW  MAJOR  CUSTOMERS

     The Company does not have any customers and may never have any customers if the Tylerstone does not have a viable ore reserve of commercial value on it.

AMOUNT  SPENT  ON  RESEARCH  AND  DEVELOPMENT

     The Company has not spent any money on research and development since its inception.

REQUIREMENTS  OF  GOVERNMENTAL  APPROVALS  AND  MINING  REGULATIONS

     During the Company initial exploration program under Phase I, it will not be required to seek approvals from the Ministry. Nevertheless, it will file with the Ministry a "Statement of Work, Cash Payment, Rental" when it has completed its exploration.

     This will be similar during Phase II but during Phase III the Company will be required to apply for a "Reclamation Permit" and "Safekeeping Agreement" which guarantees the Tylerstone will be left, after Phase III, is a condition similar to what it was prior to Phase III. The Company will be required to file a deposit with the Ministry ranging from $2,700 to $3,850 depending upon the determination of the Inspector of Mines for the Province of British Columbia. In the event the Company does not leave the Tylerstone in a similar state as prior to the exploration, the Ministry will undertake the work on behalf of the Company at a cost of between $0.55 to $0.77 per cubic meter of earth, trees and material moved.

     The Company will have to adhere to certain section of the Mineral Act and other Acts as follows:

     "Mineral Exploration Code - Part II Health, Safety and Reclamation Code for Mines" which assists in the protection of employees and other persons who are exploring the Tylerstone;

     "Fire Prevention and Suppression Regulations of the Forest Practices Code of British Columbia" which set guidelines for camp fires and the use of explosives during exploration; and

     "License to Cut" will be required in the event that trees need to be removed from the Tylerstone.

In addition to the above, the Company will require an employee on the Tylerstone who has a First Aid Certificate and carries a First Aid Kit at all times.

     Laurence Stephenson has extensive exploration experience and is familiar with the regulations respecting the initial acquisition and early exploration of mining claims in British Columbia.

ENVIRONMENTAL  REQUIREMENT  IN  BRITISH  COLUMBIA

     The Company's exploration activities on the Tylerstone are subject to environmental regulations. Environmental legislation in Canada is working in a manner which may require structure standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees.

1.     Environmental  Regulations  -  Federal
       --------------------------------------

     Within  Canada most of the environmental regulations in force are under the
Provincial  rather  than  the  Federal  government.    As  a  result,  federal
legislation  and  regulations do not materially affect the Company's operations.

2.     Provincial  Environmental  Regulations
       --------------------------------------

     Environmental requirements in the Province of British Columbia are under the direction of the Provincial Government since both the local and Federal governments do not take an active part in administering the requirements of Bill 57 - Environmental Management Act (the "Environmental Act") which was passed after the third reading on October 21, 2003 and received Royal Assent on October 23, 2003.

     The basic principle under the above Environmental Act is that an individual or company should bear the cost of returning the land to its original state if they are responsible for the disturbance. This Environmental Act incorporates the idea that whoever benefits financially from the activities on a piece of property and contributes to its contamination should be liable for its clean-up. If an individual or company benefits they should not be unfairly enriched.

     The Company will secure all necessary permits for exploration, if required, and will file final plans of operation prior to the commencement of any exploration other than the establishment of a sampling grid. At the present time, the Company anticipates no endangered species will be disturbed. Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to the law. There will be no discharge of water into active streams, creeks, rivers or lakes and any other body of water regulated by the environmental law or regulation. Any portals, adits or shafts will be sealed.

     Although compliance with such laws is not presently a significant factor in the Company's operations, it is possible that compliance with future changes in environmental regulations, if any, will adversely affect its operations.

FACILITIES  DURING  PRE-EXPLORATION  AND  DRILLING  PROGRAM

     During the pre-exploration and future drilling program, the Company will not build facilities to house the exploration and drilling crew since both the Company and the drilling company will provide tent facilities while the crews are located on the Tylerstone. Even though the town of Gold Bridge is within a short distance from the Tylerstone, the time to travel would have to be done by helicopter and the Company does not wish to incur this expense on a daily basis. Tent and camping equipment can easily be either rented or purchased from Vancouver and transported by helicopter to the site.

STAKING  OF  THE  TYLERSTONE

     The Tylerstone claim was "staked" by Edward Skoda, Director of the Company, on its behalf on February 24, 1999. "Staking" of a claim was the method used by the Ministry in verifying title to the minerals on Crown property. The individual staking a claim, known as the "staker," inserts a post or stake into the ground of unstaked property and defines this post as the corner post or "identification" post. A serial pre-numbered tag, purchased from the Gold Commissioner's office (a division of the Ministry), is affixed to the post and the date and time of inserting the post into the ground is recorded on it as well as the proposed name of the claim. The staker is required to walk a line in one direction from the stake and another line at 90-degree angle from the original walk starting at the corner post. The lines are walked for approximately 1,500 feet. Upon completion of these two walks, the staker records the number of units being staked upon the metal tag on the corner post. This information is recorded on a 4-foot Post Mineral Claim form and filed with the Ministry in Vancouver, British Columbia.

     As at January 15, 2005, the Ministry no longer requires physical staking as noted above but allows claims to be obtained over the Ministry's website thereby eliminating the need to travel to the claim and insert post and walk the required distance.

HIRING  AN  EXPLORATION  CREW

     Due to the hardship of the Tylerstone in accessing it by foot, the Company might find it difficult to hire an exploration crew when it is needed. In the event the Company does not wish to incur the cost of using helicopters to transport the crew and supplies to the Tylerstone, only certain exploration workers would be suitable to climb the wooded mountain side to the Tylerstone while packing in supplies and tent facilities. These individuals would have to be in good physical shape and willing to endure hardships in traveling to and from the Tylerstone. This fact will limit the number of available men in the town of Gold Bridge which would result in the Company having to seek exploration workers in other areas of British Columbia. There is the distinct possibility the Company would have to pay above normal wages for these workers to be convinced to explore the Tylerstone. This being the case, it will have a financial impact on the Company since its costs associated with hiring these exploration workers would substantially increase.

OTHER  MINERAL  PROPERTIES

     The Company has not identified any other mineral properties for staking and, therefore, has only the mineral rights on the Tylerstone. It has not dedicated any resources to identifying other mineral properties.

REPORTS  TO  SECURITY  HOLDERS

     The Company intends to furnish its stockholders annual reports, which will include financial statements audited by independent accountants, and all other periodic reports as the Company may determine to furnish or as may be required by law, including Sections 13(a) and 15(d) of the Exchange Act.

EMPLOYEES

     The  Company  does  not  currently  have  any  full  time  employees.

TITLE  TO  THE  TYLERSTONE

     The claim is recorded in the name of Edward Skoda, former Principal Executive Officer and a current Director of the Company. This was done to save the Company from having to obtain a Free Miners License from the Ministry. A

Free Miners License has to be held by either a company or an individual before any work can be undertaken on a mineral claim. To obtain a Free Miners License, the Company would have to incorporate extra-provincially since a company incorporated outside of British Columbia cannot hold the rights to mineral claims unless it is registered in the Province. To protect the Company, Mr. Skoda signed a Bill of Sale Absolute which, when filed with the Ministry, changes ownership in the mineral rights on the Tylerstone to the Company.

     The Company will be making application in the future to obtain an extra-provincial registration and its own Free Miners License. Even though the Company has a signed Bill of Sale Absolute in its possession, it is exposed and might lose its interest in the Tylerstone. If Mr. Skoda transfers title to another person and that deed is recorded prior to recording of the Company's deed, that person would have superior title and the Company would have none. If that event occurs, however, Mr. Skoda will be liable to the Company for monetary damages for breach of his warranty to the title.

PROPERTY  DESCRIPTION,  LOCATION  AND  ACCESS

     The Tylerstone is located within the Lode Mineral Property near the town of Gold Bridge. The legal corner post (the "LCP") of the Tylerstone claim has been established through the witness post staking procedure. The LCP is located on the northern shore, of the largest of three ponds, at the headwaters of Truax Creek. The claim can be accessed by snowmobile and snowshoes from either Sheep Creek Access Road or the Truax Creek access road. Both of these roads can be accessed from the village of Gold Bridge.

     Tylerstone is located approximately 80 air-miles north-northeast of Vancouver, British Columbia, Canada. The property is approximately 1.25 miles north-northwest of Truax Mountain.

     Access to Tylerstone is by helicopter from Pemberton, British Columbia or from Lillooet, British Columbia. Pemberton is 28 air-miles south-southwest of the property and Lillooet is 28 air-miles east-southeast of the property.

CLAIM  STATUS

     Tylerstone consists of a single ode mineral claim in the Lillooet Mining Division of British Columbia, covering an area of 1,235 acres. Claim information was obtained from the office of the Ministry as follows.

     Claim  Name          Tenure  No.     Units            Expiry  Date
     -----------          -----------     -----           ---------------

     Tylerstone             367927         20           February 24, 2006

     Over the years, the Company has undertaken certain work programs on the Tylerstone which are more fully described below. This has allowed the claim to be maintained in good standing since its original staking.

LACK  OF  A  VIABLE  MINERAL  RESERVE

     The Company is in the pre-exploration stage, being engaged in the search of mineral deposits (reserves), without any assurance that a commercial viable mineral deposit or reserve exists on the Tylerstone. A reserve is defined as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves are customarily stated in terms of "ore" (a natural occurance of one or more minerals that may be mined and sold at a profit or from which some part may be profitably separated) when dealing with metalliferous minerals (metal bearing ore). Reserves are either "proven" or "probable" and are defined as follows:

Proven (Measured) Reserves: Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves is well-established.

Probable (Indicated) Reserves: Reserves for which quantity and grade and/or quality are computed from information similar to that used in proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

GEOLOGY

     It  should  be  noted  the  Ministry  has  posted  an  extremely  detailed publication on the metallurgy of the Bridge River area on their website. (www.em.gov.vc.ca/mining/geosurv/minfile/mapareas/bridge.htm)
------------------------------------------------------------

     Tylerstone area is rugged and in areas below tree line, forest cover is dense with thick undergrowth. These factors, combined with poor access, appear to have discouraged the intense prospecting which took place in other parts of the Bridge River area. Modern geological and geochemical exploration techniques followed up by excavator trenching allow effective exploration today.

CLIMATE  IN  THE  TYLERSTONE  AREA

     The winters can be harsh with many inches of snow during the months of October through to the end of March. Access to the Tylerstone during these months is extremely difficult and at some times impossible. During the months of April and May and again in September the climate is a mixture of rain and sleet. The rain can be heavy in the spring months thereby again making access to the Tylerstone difficult. The summers are normally hot and dry with a chance of forest closures by the Ministry of Forestry.

AREA  AND  LOCAL  MINERALIZATION

     The style of mineralization in the Bridge River area is similar to the Mother Lode camp of California. The two camps have similarities in ore, vein mineralogy, wall rock alterations (being the rock forming the walls of a drill hole) and wall rocks, and are similar in the association of the ore veins with the major fault along a belt of elongate serpentine bodies (having the qualities of being greasy or silky luster which feels slightly soapy) that flank the margins of granite batholiths (a large generally discordant plutonic mass comprising a course- grained igneous rock composed of greater than 20% quartz and feldspar that has more than 40 square miles of surface exposure and no known floor).

     An extensive fracture system (a general term for any break in a rock, whether or not it causes displacement, due to mechanical failure by stress) in the Bridge River have provided abundant channel ways for vein-forming solutions. It is speculated that the stresses caused by the intrusion of the granitic plutons (a medium coarse grained rock formed by solidification of molten material that originates within the Earth) resulted in shearing (a deformation resulting from stresses that cause or tend to cause contiguous parts of the body to slide relatively to each other in a direction parallel to the plane of contact) and led to the development of veins (a mineral which fills a fault or other fracture in the host rock, in tabular or sheet like form, often associated with replacement of the host rock).

CONCLUSION  AND  RECOMMENDATIONS

     Tylerstone warrants a modest Phase I exploration program ($16,500) of data acquisition, aerial photograph interpretation, base map preparation, prospecting and report writing. Contingent upon the success of this Phase I program, Phase II program ($66,000) of geochemical sampling, geological mapping, rock sampling and report writing is recommended. A Phase III program ($165,000) of trenching and/or diamond drilling and report writing is recommended, contingent upon the success of the Phase II program. A breakdown of the exploration steps under each Phase is indicated below.

Phase  1  -  Estimated  Cost:  $16,500
--------

     - Acquisition of all property data on the Tylerstone and surrounding area and aerial photographs;

     -    Aerial  photographic  interpretation  and  base  map  preparation;

     - Prospecting and the continuation of the existing grid system on the Tylerstone;

     - Submission to a geological laboratory samples, both soil and rock, obtained from the Tylerstone for assaying for gold, silver and other minerals;

     - A geological report prepared by an independent geologist on the findings and work undertaken on Phase I and recommendation regarding Phase II which will be presented to Laurence Stephenson for his review and presentation to the Board of Directors; and

     -    Preparation  of  assessment  report  to  be  filed  with the Ministry.

Phase I is expected to take 10 working days including preparation of the assessment report.

Phase  II  (Contingent  Upon  the  Success of Phase I) - Estimated Cost: $66,000
------------------------------------------------------

     -    Geochemical soil within the established grid system, where applicable;

     - Geological mapping and rock sampling in various areas of the Tylerstone;

     - Sample analysis for gold, silver and pathfinder elements (being the means which will lead the exploration crew to a deposit of a desired substance);

     - Preparation of geological report on the exploration activities of Phase II for submission to Laurence Stephenson for review and discussion with the Board of Directors; and

     -    Preparation  of  assessment  report  to  be  filed  with the Ministry.

Phase II is expected to take 25 working days including preparation of the assessment report.

Phase  II  (Contingent  Upon the Success of Phase II) - Estimated Cost: $165,000
-----------------------------------------------------

     - Trenching of defined targets which were identified under Phase II, where applicable;

     - Diamond drilling in areas of interest (at this time the exact footage to be drilled is unknown);

     - Sample analysis for gold and silver - will be done by fire assay at a recognized laboratory in Vancouver;

     - Preparation of a geological report by an independent geologist based on the finding under Phase III and recommendation for consideration by Laurence Stephenson and the Board of Directors; and

     -    Preparation  of  assessment  report  to  be  filed  with the Ministry.

Phase III is expected to take 30 working days including preparation of the assessment report.

     The total cost of completing Phase I to III inclusive is approximately $247,500.

     The Company is considered to be in the pre-exploration stage and will be in this stage until it has completed Phases I to III. The Company's work program is designed on a progressive basis whereby the results of earlier Phases determine the detail of the next Phase. The final decision to proceed to a further Phase will be the responsibility of Laurence Stephenson, in conjunction with the Board of Directors' approval, after the Company has received analysis and recommendations from its independent consulting geologist for the last completed Phase. The factors which will determine whether Phase II is undertaken will be the gold and silver content from soil and rock samples under Phase I. If there is an indication of the presence of gold, even in lesser grades than would make it economic to recover, the Company would consider Phase II since it would allow the Company to further investigate and obtain geological information on the area where the gold grades were identified. Initially, gold grades of one tenth of an ounce per ton would be encouraging. By the end of Phase III, the Company will have a better understanding of the potential of the Tylerstone. Whether or not the Company can identify economic tonnage and grades by the end of Phase III is uncertain and maybe unlikely. The total number of days, as determined above, would be 65 but there will have to be time in between each Phase to assess the results and to organize the required personnel for the next Phase. Therefore, conservatively, the completion of Phases I to III inclusive would be approximately 90 to 100 days from the commencement of Phase
I. After the entire exploration program has been completed, the Company will no longer be considered to be a pre-exploration company since sufficient exploration work would have been done on the Tylerstone.

     Presently, the Company does not have the funds to either start or finish Phase I of the above work program on the Tylerstone. If no funds are received under this offering the Company will not be able to undertake any of the above Phases of work. The Tylerstone is in good standing until February 24, 2006 after which a payment of approximately $3,100 (being $155 per unit) will have to be made by the Company to maintain it in good standing for a further year. If no money is received under this offering, the directors will have to contribute funds to the Company to ensure that the Tylerstone does not lapse leaving the Company with no mineral property.

RECENT  EXPLORATION  WORK  ON  TYLERSTONE

Exploration  -  February  2000
------------------------------

     The Company did not perform any exploration work on the Tylerstone during this season but paid cash in lieu of work performed in the amount of $1,466 (being approximately $73 per unit for each of the 20 units) which maintained the claim in good standing until February 24, 2001.

     During the first three years, the assessment charge is Cdn. $100 per unit or US $73 per unit. In year four, the assessment value is doubled to Cdn. $200.00 per unit or US $155.

Exploration  -  February  2001
------------------------------

     The objective of this physical work program was to orient a grid system over the adit zone, saddle zone and east ridge zone. A total of $1,503 was spent on this exploration work as follows:

     (1) The prospector assessed the Tylerstone by helicopter from the town of Lillooet.

     (2) One of the objectives during this initial exploration program was to establish a grid system whereby future soil and rock samples could be obtained for assaying. No prospecting activities were undertaken due to the snow conditions.

     A general topographical reconnaissance was carried out to determine the best grid layout due to the extreme topography. A total of 3,432 feet of baseline and 1,452 feet of X - lines were established as follow:

     The old exploration adit (a previous tunnel driven by the old prospectors following a vein structure) and three trenches were located for future exploration.

Exploration  -  February  2002
------------------------------

     The objective of this physical work program was to extend a grid system in preparation for a geochemical soil sampling program. A total of $1,416 was expended to establish 12,535 feet of sampling grid.

Exploration  -  February  2003
------------------------------

     The objective of the physical work program for 2003 was to extend the grid system established in 2002 and 2003. A total of $2,816 was expended establishing 21,285 feet of sampling grid.

Exploration  -  February  2004
------------------------------

     Due to heavy snow conditions in January and February 2004 on the Tylerstone, the Company could not access the claim. Therefore, it was required to pay cash in lieu of exploration for work not done in the amount of $3,081. This amount was paid to the Ministry and maintained the Tylerstone in good standing until February 24, 2005.

Exploration  -  February  2005
------------------------------

     On February 22, 2005, the Company filed a Statement of Work, Cash Payment, Rental form with the Ministry indicating the Company has incurred exploration costs in the amount of $3,414 to maintain the Tylerstone in good standing until February 24, 2006. The assessment work undertaken was detailed geological mapping and geotechnical sampling (thin section cutting of sample rocks).

COMPANY'S  MAIN  PRODUCT

     The Company does not currently have and may never have a main product if the Company is unsuccessful in its exploration of the Tylerstone. The Company's main product may be the sale of gold and silver that can be extracted from the Tylerstone when, and if ever, a commercially viable ore reserve is discovered. There is no assurance a commercially viable ore reserve will ever be identified and whether, if identified, it will be of the size and grade to be economically feasible.

COMPANY'S  SMELTER  FACILITIES

     The Company has no plans to construct a mill or smelter on the Tylerstone since there is a private mill located 10 miles from it in the town of Gold Bridge which is presently milling its own ore. By the time the Company identifies a commercially viable ore reserve the mill near Gold Bridge might be at full capacity which would result in the Company transporting its ore to another mill located in British Columbia. This additional transportation might result in it being unprofitable for the Company to consider. No arrangement to date has been made with the mill owners to use their milling services.


ITEM  17.     MANAGEMENT'S  DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis explains the major factors affecting the Company's results of operations for the years ended August 1999 to 2004 and the variance of results between periods. The following discussion of the Company's financial condition and results of operations should be read along with the financial statements and notes to the financial statements included elsewhere in this prospectus.

     The Company is a start-up, pre-exploration stage company and has not yet generated or realized any revenues from its business operations. The Company must raise cash in order to implement its plan and stay in business.

     The Company's continued existence and plans for future growth depend on its ability to obtain the capital necessary to operate, through the generation of revenue and the issuance of additional debt or equity. The Company may not be able to continue for the next 12 months unless it obtains the required capital to pay for its expenses. The Company's management has not made a commitment of financial support to meet the Company's obligations and the Company has not generated any revenues and no revenues are anticipated unless and until mineralized material is discovered, if ever, on the Tylerstone. Accordingly, the Company must raise cash from other than the sale of mineralized materials.
The Company will be conducting exploration activities with respect to the Tylerstone.

(A)     PLAN  OF  OPERATIONS

     While management believes the Tylerstone has value and opportunity for further exploration, the Company is in the pre-exploration stage and therefore has not yet generated or realized any revenues from its business operations. There is no assurance the Company will have successful operations. Presently, the Company has no historical financial information upon which to base an evaluation of its performance. It is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of the Tylerstone and possible cost overruns due to price and cost increases in services.

     The Company is attempting to raise the funds necessary for the exploration of the Tylerstone. The money raised in this offering will be first applied to paying the offering expenses of approximately $26,100 and next to undertake exploration activities on the Tylerstone. Included in the offering expenses of $26,100 has been allocated an amount of $3,900 associated with the Company seeking listing on the OTC Bulletin Board. The breakdown of this amount is $2,500 paid to the attorney for due diligence expense, approximately $400 in photocopying expenses to duplicate documents for filing with the NASD and approximately $1,000 for the transfer agent to print the required share certificates for the new investors.

In order to adhere to the Exchange Act, the Company will incur an increase in costs associated with being a public company. Management has estimated these increased costs as follows:






                       Estimated
Source of               Amount
Additional Expenses     Per Year             Reason for Incurring Additional Expenses
-------------------    ---------             ----------------------------------------


Accounting              $ 4,500     Preparation by the in-house accountant of working papers
                                    for financial statements to be included in Form 10Q-SB
                                    every three months and an annual Form 10K-SB.  Presently
                                    the in-house accountant does not have to prepare financial statements on a quarterly basis unless required for
                                    inclusion in this prospectus.   The annual cost to date for
                                    services rendered by the in-house accountant was
                                    approximately $1,200.

Audit                     4,450     The Form 10Q-SBs will have to be reviewed by the auditors
                                    before filing on Edgar with the SEC.  This is an additional cost of $750 every three months which the Company currently does not have to incur.  Previously the auditors charged
                                    $1,000 per year for the annual financial statements and
                                    interim financial statements included in this prospectus.

Legal                     7,500     Estimated cost for the Company's attorney to review news
                                    releases, Information Circulars, Form 8-K and 10K-SB and
                                    assist management when requested.  This cost has not been
                                    incurred before since the only fees paid to the attorney
                                    is associated with this prospectus.

Edgarizering              2,100     All the Form 10Q-SBs and the Form 10K-SB will have to be
                                    filed with the SEC on the Edgar system.  It is estimated the cost of edgarizing will be approximately $200 for each
                                    10Q-SB and $500 for the 10K-SB.  In addition, periodically the Company might have to file a Form 8-K and on an annual basis will have to file information to stockholders regarding
                                    an Annual General Meeting.   It has been estimated these
                                    filings will cost the Company approximately $1,000 per year in addition to the above noted costs.

Transfer agent            2,000     When the Company becomes public, it will incur certain
                                    additional costs for the transfer agent to prepare share
                                    certificates for the investing public.   It is not known at
                                    this time as to what the cost will actually be each year but
                                    an estimate of $2,000 has been accrued.   Previously, the
                                    only cost incurred by the Company, excluding interest charges, was the annual fee of $1,200.

Shareholders'
   communication          5,000     It is the intention of the Company to continually communicate with its shareholders which will include sending news releases to them and upon request either the Forms 10Q-SB or 10K-SB.
                                    There has been no expense incurred in the past for shareholders'
                                    communication.

 Annual General Meeting   2,000     Each year, the Company will hold an Annual General Meeting of
                                    Stockholders.  An Information Circular and Proxy will be sent to all shareholders of record.  The cost is for printing and mailing.
                                    The Company has not incurred this cost previously.

     The Company estimates that it will need approximately $33,775 to pay for on-going operational expenses. If the Company is not successful in raising any funds from this offering, management will have to consider other means of obtaining working capital. If investors are not attracted to this offering the directors will have to contribute funds to the Company to maintain the Tylerstone in good standing and to pay immediate accounts payable such as amounts owed to the accountant, independent accountants, the transfer agent and annual payments to the State of Delaware. There is no commitment or agreement with the officers and directors to provide any funds to the Company. If the Company cannot raise any money or only a modest amount of money under this offering, the present and future investors may lose their total investment in the Company and the Company may cease to be an ongoing concern. Presently, the Company has not made any additional arrangements to raise money from any sources other than through this offering.

     During Phase I, which will take approximately 10 working days to complete, Laurence Stephenson will evaluate the results of the exploration program on the Tylerstone and will present to the Board of Directors his recommendation as to whether or not the Company should proceed with further exploration. If his evaluation is to undertake no further exploration work on the Tylerstone, the claim will be allowed to lapse at it anniversary date. Upon the occurrence of such an event, the Company will have to consider identifying another mineral property.

     The commencement of Phase I is contingent on the selling of a minimum number of share to provide $16,500 necessary to complete the exploration program required under Phase I. If no funds are raised under this Offering, Phase I will not be started.

     After the completion of Phase II, which will take approximately 25 working days to complete, Laurence Stephenson, in association with an independent geologist, will decide where the diamond drill holes are to be placed and the angle of drilling. There are numerous drilling companies in British Columbia who would be prepared to undertake a drilling program for the Company. For example, Connors Drilling Ltd. of Kamloops, Foundex Explorations Ltd. of Surrey, Beck Drilling & Environmental Services of Richmond or Drillwell Enterprises Ltd. of Burnaby. Until the completion of Phase II, Laurence Stephenson will not make a decision upon which drilling company to use. The decision will partly be based on per foot price and availability of drilling equipment. No decision has been made as to what drilling rig will be acceptable since the footage required to be drilled at this time is unknown. The drill cost is estimated at between $20 to $30 per foot. This price includes mobilization of the drill (transporting the drill to the Tylerstone and setting it up for drilling) and de-mobilization (the removal of the drill and cleaning the site drilled so that it is roughly in the same condition as prior to the drilling), payment of the drillers and setting up of a tent camp and providing food. The drilling cost might be at the upper end, being $30 per foot, due to having to be transported to the Tylerstone by way of helicopter. Phase III will take approximately 30 working days to complete not including evaluation of the results.

     The Company will not buy or sell any plant or significant equipment within the next twelve months. The Company does not intend to hire any employees within the next twelve months.

     To date the Company has concentrated on the Tylerstone but, in the future, the Company intends to investigate other exploration properties to determine which ones are of merit and are of interest to the Company. Subject to the availability of financing, the Company intends to increase its inventory of exploration properties and, if acceptable to management, enter into joint venture agreements with other exploration companies to explore various mineral claims it has identified.

(B)    ANALYSIS  OF  FINANCIAL  CONDITIONS  AND  RESULTS  OF  OPERATIONS

     The following represents an analysis of expenses incurred for the years ended August 31, 2000 through to August 31, 2004 and for the six months ended February 28, 2005:





                                                                                  TOTAL TO
                       Feb. 28   Aug. 31   Aug. 31   Aug. 31   Aug. 31   Aug. 31   FEB. 28
                        2005       2004      2003      2002      2001      2000      2005
                      ---------  --------  --------  --------  --------  --------  --------

Accounting and audit  $   3,925  $  2,200  $  2,200  $  2,200  $  2,200  $  2,200  $ 17,125
Bank charges . . . .         35         -        24        94        72        88       385
Consulting . . . . .          -     5,000         -         -         -         -     5,000
Exploration. . . . .      3,411     3,081     2,816     1,417     1,503     1,467    14,075
Filing fees. . . . .        100       175       175       213       275       125     1,188
Franchise taxes. . .         58        60       109        28       100       100       505
Geological report. .          -         -         -         -         -       946       947
Incorporation
cost written-off . .          -         -         -         -         -         -       670
Legal. . . . . . . .     10,611         -         -         -         -         -    10,611
Management fees. . .      3,000     6,000     6,000     6,000     6,000     6,000    39,000
Office . . . . . . .        636       396       294       416         -       124     1,928
Rent . . . . . . . .      2,100     4,200     4,200     4,200     4,200     4,200    27,300
Telephone. . . . . .      1,200     2,400     2,400     2,400     2,400     2,400    15,600
Transfer
agent's fees . . . .        729     2,358     1,942     1,715     1,808     1,293    11,500
                      ---------  --------  --------  --------  --------  --------  --------

Total. . . . . . . .  $  25,805  $ 25,870  $ 20,160  $ 18,683  $ 18,558  $ 18,943  $145,834
                      =========  ========  ========  ========  ========  ========  ========


YEARS  ENDED  AUGUST  31, 2000 TO 2004 AND FOR THE SIX MONTHS ENDED FEBRUARY 28,
2005

     During the five years ended August 31, 2004 and the six months ended February 28, 2005 the Company was relatively dormant other than maintaining the Tylerstone in good standing. Over these years there have been changes in directors and officers due to some of the directors not completely focusing their attention on the activities of the Company due to their other business commitments.

     Accounting and audit fees are constant each year at $2,200; being $1,200 for in-house accounting services and $1,000 for the independent accountants. In 2002, the Company advanced $800 to an accounting firm in anticipation of work being done. No work was done and the funds were never returned. For the six months ended February 28, 2005, the review of the interim unaudited financial statements charged by the Company's independent accountants was $900 and an amount of $1,500 was charged by the Company's in-house accountant for preparation of the working papers and filing the initial Form SB-2 on EDGAR. In addition, the in-house accountant charged $525 for completion of the corporate income tax returns for the five years ended August 31, 2004.

     During the year ended August 31, 2004, to maintain the Tylerstone in good standing, the Company paid $3,081 to the Ministry rather than undertaking an exploration program on the claim. Management decided, due to the snow conditions, it would be more prudent to pay cash-in-lieu rather than take a chance of the possibility of injuring a member during the exploration.

     In prior years, the Company has incurred exploration expenses on the Tylerstone claim by undertaking the establishment of various sampling grids on the property. During the first three years, the Company was required to spend on assessment work approximately $73 per unit for a total of approximately $1,500 (this amount will vary since it is payable in Canadian funds at the rate of $100 and conversion rates differ daily). After three years, the Company was required to pay $155 per unit for a total of approximately $3,100. Other than in 2004, the Company undertook an exploration program rather than pay the required money directly to the Ministry. To maintain the Tylerstone in good standing for the assessment period ended February 24, 2006 the Company undertook assessment work in the amount of $3,411.

     Filing fees relate to fees payable to The Company Corporation located in the State of Delaware to act as the registered office for the Company. In 2001, the Company incurred an additional charge to reinstate it into good standing. The charge for the six months ended February 28, 2005 relates to fees paid to the United States Securities and Exchange Commission in order to enable the Company to file a Form SB-2 on EDGAR.

     Franchise taxes vary each year due to late filing and interest charges imposed by the State of Delaware. In the earlier years the franchise tax was $50 per year but increased in 2003 to $60. During the period ended February 28, 2005 the Company paid $58 in franchise taxes.

     In the year 2000, the Company engaged the services of a professional geologist to prepare a report on the Tylerstone claim and to recommend certain work programs. This program is contained on page 36 of this prospectus.

     The cost of incorporation was written off in the year of incorporation and not amortized over the expected life of the Company.

     Legal costs represents fees paid to attorneys for their review to this registration statement and their legal opinion. A retainer of $5,000 was remitted to the attorneys and subsequently an invoice has been received for an outstanding balance of $5,616.

     Management fees were initially accrued for the benefit of Edward Skoda, former President of the Company from its inception to end of March 2001 at $500 per month. With the departure of Mr. Skoda, the Company accrued donated executive compensation at a similar rate per month with an offsetting credit to Capital in Excess of Par Value. In May 2004, the Directors approved a management fee to Mr. Skoda in the amount of $500 per month. The donated executive compensation will not be paid in either cash or shares to any party.

     Donated rent was accrued at the rate of $350 per month from the date of inception to December 31, 1999 which was credited to Capital in Excess of Par Value. For the period from January 31, 2000 to December 31, 2002, the Company rented shared office space at the rate of $350 per month. Subsequently to December 31, 2002, the Company has recognized donated rent by accruing it to Capital in Excess of Par Value. Management feels the amount of rent accrued fairly represents the market value for shared office space in Vancouver, British Columbia.

     Donated telephone charge was accrued at the rate of $200 a month for the period from inception of the Company to December 31, 1999. For the period from January 31, 2000 to December 31, 2002, the Company was charged $200 per month for use of a telephone in the office space it was renting. Subsequent to December 31, 2002, the Company has accounted for telephone charges as donated charges since it does not have its own telephone number any longer.

     The transfer agent annual fee is $1,200. Amounts each year above this fee represents interest charges other than in 1999 when the transfer agent issued the shares to the Company's original shareholders.

(C)     LIQUIDITY  AND  CAPITAL  RESOURCES

     There is limited historical financial information about the Company upon which to base an evaluation of its performance. The Company is a pre-exploration stage company and has not generated any revenues from operations.

     The Company's continued existence and plans for future growth depend on its ability to obtain the capital necessary to operate, through the generation of revenue and the issuance of additional debt or equity. The Company will need to raise capital to fund normal operating costs and exploration efforts. If the Company is not able to generate sufficient revenues and cash flows or obtain alternative funding, it will be unable to continue as a going concern. As disclosed in the report of the independent auditors on the Company's financial statements provided elsewhere in this prospectus, its recurring losses and negative cash flows from operations raises substantial doubt about the Company's ability to continue as a going concern. The Company's working capital deficiency as at February 28, 2005 is $99,684 with accumulated losses from the date of inception of $145,834. As noted below, the Company will require $65,278 to settle amounts owed to third parties, including Offering Expenses and paying for various expenses over a 12 month period. The Company is hoping to obtain sufficient funds under this offering to cover the above noted amounts. At present time, there are no alternative sources of funds other than the issuance of shares under this offering. The directors have not, at this time, given any consideration to advancing additional funds or obtaining debt financing from institutional lenders supported by their personal guarantees. If the Company does not receive sufficient funds to settle amounts owed to third party creditors and pay future expenses as disclosed under Item 4, there is the possibility that the Company might cease operations and never be quoted on the OTC Bulletin Board which would result in all investors losing the funds they invested in the Company.

     As at ,February 28, 2005 the Company had no assets, and $99,684 of liabilities of which $43,206 were due to the related parties. Amounts owed to related parties have no specific terms of repayment and bear no interest. The following schedule shows the minimum amount of capital necessary for the Company to finance planned operations for a period of not less than twelve months from the date of this prospectus.






                          Total
                         Accounts     Estimated      Required
                          Payable     Expenses       Funds for
                         Feb. 28,        for          Next 12
Description                2005       12 months      Months (iii)
---------------------  ----------     ---------     -------------
Accounting and audit.  $  12,325     $    2,200    $    14,525
Filing fees . . . . .          -            400            400
Legal (i) . . . . . .     14,670          3,000         17,670
Office (ii) . . . . .        765          1,000          1,765
Printing. . . . . . .          -          1,000          1,000
Rent. . . . . . . . .     20,245              -         20,245
Transfer agent (i). .      8,473          1,200          9,673
                       ---------     ----------        -------

     Total. . . . . .  $  56,478     $    8,800    $    65,278
                       =========       ========        =======



     (i) The Company's legal firm charges 1.5 percent interest on outstanding balances and the transfer agent charge a similar percentage each month.

     (ii) Office represents the purchase of office supplies such as photocopying paper, ink cartages, binders, pencils, pens, stamps, envelopes and the delivery of documents to various parties.

     (iii) The amount required for the next year including outstanding accounts payable to third parties has been determined at $65,278 as noted above. In allocating the Use of Proceeds on page 12 this amount has been reduced by the Offering Expenses of $26,100 to a net of $39,178 to avoid double accounting of expenses.

     None of the Company's in-house accountants, independent accountants, attorneys or any other party have been engaged on a contingent arrangement whereby their remuneration is contingent on the amount of money raised under this Offering. None of the above mentioned individuals will receive a direct or indirect interest in the Company.

     Management does not believe the Company's operations have been materially affected by inflation.

(D)     OFF-BALANCE  SHEET  ARRANGEMENTS

     As of March 31, 2005, the Company does not have any off-balance sheet arrangements.

ITEM  18.     DESCRIPTION  OF  PROPERTY

     The Tylerstone claim has more fully been described under "Property Description, Location and Access" on page 32.

OFFICES

     The Company's executive offices are located in 1136 Martin Street, White Rock, British Columbia. The office is located in the personal residence of Laurence Stephenson. There is no charge to the Company by Mr. Stevenson but the Company has accrued donated rent expense in its accounts. Presently, the Company is not anticipating incurring any actual expense for an office until such time as management feels the Company has significant activity to warrant an office and the funds are available.

INCORPORATION  IN  THE  STATE  OF  DELAWARE

     The Company incorporated in the State of Delaware rather than British Columbia for tax reasons. For example, both the Federal and Provincial Governments impose tax on any profits made. This corporate tax could range as high as 51% of net income. In addition the Province of British Columbia has an annual capital tax based on the number of shares outstanding. By having a Delaware-based company, the Company, if it ex-provincially incorporates in British Columbia, will only be subject to a 15% withholding tax as set forth in the Canada/US Tax Treaty.

INVESTMENT  POLICY

     The Company is not limited on the percentage of assets which may be invested in any one investment or mineral property. A disposal of a major asset would result in the Board of Directors seeking shareholder approval since this would ensure no subsequent shareholder action could be brought against the Company and its directors and officers. The Company's policy is to acquire assets, being mainly mineral properties, primarily for income in the future rather than capital gains. It is the intention of the Company to explore and develop, if warranted, the Tylerstone in hopes of eventually developing it into income producing property from the sale of the minerals contained thereon.

OTHER  PROPERTY

     The  Company  does  not  own  any  properties  other  than  the Tylerstone.

ITEM  19.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to the offering, the Company has never filed a prospectus as specified under Section 10(a) of the Securities Act of 1933. Initially, the Company raised funds from its officers and directors, relatives, friends and business associates as more fully described below.

     On February 1, 1999, Edward Skoda, former President, subscribed for 100,000 shares at $0.001 per share. On February 10, 1999, Judith Mide, Secretary Treasurer, subscribed for 10,000 shares at $0.01 per share. In both cases, the consideration paid was cash. Upon the resignation as the Secretary Treasurer and Director, Judith Mide sold her shares to a third party who was not or has not been an officer or director of the Company. Upon the resignation of Edward Skoda, he sold his shares to a third party who was not an officer or director of the Company or ever has been. Upon the appointment of Fred Hawkins as the Principal Executive Officer and Director of the Company in April 1, 2002, he purchased 100,000 common shares from a former shareholder of the Company who was not an officer or director.

     In  April  2,  2001,  with  the  appointment  of  Robin  Brine as Secretary
Treasurer and Director, she purchased 10,000 shares at a price of $0.01 per share for cash consideration from a former shareholder. At the same time, Gerald Hardy, a former Director, acquired 100,000 shares at a price of $0.001 per share for cash consideration from a former shareholder.

     In October, 2001, the Company issued an additional 900,000 shares to Fred Hawkins for a consideration of $0.001 per share. The consideration paid by Fred Hawkins was cash.


In June 2004, Fred Hawkins gifted 750,000 restricted shares to his three directors, Laurence Stephenson, Louis Murphy and Edward Skoda, which resulted in each of them acquiring 250,000 shares. The business purpose for gifting the shares to the above noted directors was to induce them to become members of the Board of Directors since they possess certain knowledge, being able to manage an exploration company and general office procedures, which Mr. Hawkins does not have. As mentioned elsewhere in this prospectus, Messrs. Stephenson and Skoda have been in the exploration industry for a number of years and for the majority of her working life Ms. Murphy has been involved with accounting and office procedures. There are no formal agreements or informal understandings that Mr. Hawkins would receive shares or other compensation from Tylerstone or any of the other directors in return for this transfer of shares.


All of the above share issuances were restricted since they were issued in compliance with the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. After the shares have been held for one year, the holders of these shares could sell a percentage of their shares every three months based on 1% of the outstanding stock in the Company. Therefore, the shares could be sold after the expiration of one year in compliance with the provisions of Rule 144. There are "stop transfer" instructions placed against these shares and a legend is imprinted on each stock certificate.

     Some of the Directors of the Company are directors and officers of other companies (See Item 10 - Directors, Executive Officers, Promoters and Control
Persons). Therefore, conflicts of interest may arise between their duties as directors of the Company and as directors and officers of other companies. All such possible conflicts will be disclosed and the directors concerned will govern themselves in respect thereof to the best of their ability in accordance with the obligations imposed on them under the laws of the State of Delaware.

     All officers and the director are aware of their fiduciary responsibilities under corporate law, especially insofar as taking advantage, directly or indirectly, of information or opportunities acquired in their capacities as officers and directors of the Company. Any transaction with officers or directors will only be on terms consistent with industry standards and sound business practice in accordance with the fiduciary duties of those persons to the Company, and depending upon the magnitude of the transactions and the absence of any disinterested Board members, the transactions may be submitted to the shareholders for their approval in the absence of any independent Board members.

     Both Fred Hawkins and Edward Skoda have advanced money to the Company over the last several years in the aggregate amount of $43,206 as follows:





                               Edward     Fred      Total
                               -------  --------
Advances                        Skoda   Hawkins   Advances
-----------------------------  -------  --------  ---------
August 31, 1999:
   Management fees (i). . . .  $ 6,000  $      -  $   6,000

August 31, 2000:
   Management fees. . . . . .    6,000         -      6,000
   Cash advance to Company. .    2,000         -      2,000

August 31, 2001:
   Management fees. . . . . .    3,500         -      3,500
   Cash advance to Company. .        -       230        230

August 31, 2002:
   Cash advance to Company. .        -     2,030      2,030

August 31, 2003:
   Exploration fees unpaid. .    1,575         -      1,575
   Cash advance to Company. .        -     1,240      1,240

August 31, 2004:
   Management fees. . . . . .    2,000         -      2,000
   Advance for exploration. .        -     3,185      3,185

February 28, 2005
    Management fees . . . . .    3,000         -      3,000
    Cash advances to Company.    9,006     3,441     12,446
                                        --------  ---------

Total advances by Directors .  $33,081  $ 10,125  $  43,206
                               =======  ========  =========




     (i) Edward Skoda has not been paid for management fees charged to the Company.

     The above noted advances have no specific terms of repayment and bear no interest. If an annual compound interest rate of 5% had been used, the amount of interest due and payable would have been $6,941.

     The Company has not entered into any transactions with a related party other than a monthly management fee of $500 payable to Edward Skoda. Management does not know of any other transaction it will be entering into with related parties. It is the intention of the Company to deal with third parties in all its acquisitions of exploration claims in the future.

     The Company has had no transactions with any promoter or promoters since its inception. Nothing of value, including money, property, contracts, options or rights of any kind has been received or will be received by a promoter, director or indirectly from the Company which is not disclosed in this prospectus.

ITEM  20.     MARKET  FOR  COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

PRINCIPAL  MARKETS  OR  MARKETS  WHERE  SHARES  ARE  TRADED

     There is no public trading market for the securities of the Company. The Company is neither a reporting issuer in the United States nor a publicly traded company on any stock exchange. Therefore, there is no trading range in the Company's shares. Subsequent to the effective date of the Company's Registration Statement, it is anticipated that one or more broker dealers may make a market in its securities over-the-counter, with quotations carried on the National Association of Securities Dealers, Inc.'s "OTC Bulletin Board". However, there is no assurance the Company will ever be quoted on the OTC
Bulletin  Board  or  any  other  exchange.

OUTSTANDING  OPTIONS,  WARRANTS  AND  CONVERSION  PRIVILEGES

     No shares issued or outstanding are subject to any outstanding options, warrants or are convertible into other shares of the Company.

PUBLIC  OFFERING  BY  THE  COMPANY

     The Company is offering a maximum of 3,000,000 common shares of its stock at a price of $0.10 per share. There is no minimum number of shares being offered hereunder (see Item 5 - Use of Proceeds and Item 6 - Determination of Offering Price).

SHARES BEING OFFERED PURSUANT TO AN EMPLOYEE BENEFIT PLAN OR DIVIDEND REINVESTMENT PLAN

     The Company is offering no shares pursuant to an employee benefit plan or a dividend reinvestment plan, or any equity compensation plans.

HOLDERS  OF  RECORD  OF  COMMON  SHARES

     There are 42 stockholders of record, including the four officers and directors.

SHARES  WHICH  COULD  BE  SOLD  PURSUANT  TO  RULE  144

     The number of shares which are restricted shares are the 1,200,000 shares issued to officers, directors and relatives sharing the same residence as noted on page 17. These share certificates have a legend stamped on each of the share certificates restricting their transfer. Presently, under Rule 144, the number of shares which could be sold, if an application were to be made, is 21,200 (based on 1 percent of the issued and outstanding shares at the present time).

DIVIDENDS

     No cash or stock dividends have ever been declared by the Company since its inception and it is extremely doubtful that any will be declared in the immediate future, if at all.

ITEM  21.     EXECUTIVE  COMPENSATION

     The following table sets forth compensation paid or accrued by the Company for the last three years ended August 31, 2004 to directors and officers:

                SUMMARY COMPENSATION TABLE ( 2002, 2003 AND 2004)

                                          Long  Term  Compensation  (US Dollars)
                                          --------------------------------------
                      Annual  Compensation             Awards            Payouts
                      --------------------             ------            -------




(a)                      (b)       (c)      (e)        (f)       (g)       (h)         (i)
                                            Other   Restricted                      All other
                                           Annual     Stock     Options/    LTIP      compen-
                                            Comp.     awards      SAR      payouts    sation
Name and  Principal
      position. . .      Year     Salary    ($)        ($)        (#)       ($)        ($)
--------------------   -------  ---------  ------   ----------  --------   ----       ----

Laurence Stephenson . .  2004       -0-     -0-        -0-        -0-       -0-        -0-
President, and
Director

Louise Murphy            2004       -0-     -0-        -0-        -0-       -0-        -0-
Secretary Treasurer
and Director

Edward Skoda             2002       -0-     -0-        -0-        -0-       -0-        -0-
Director. . . . . .      2003      1,575    -0-        -0-        -0-       -0-        -0-
.. . . . . . . . . . . .  2004      2,000    -0-        -0-        -0-       -0-        -0-

Fred Hawkins. . . . . .  2002       -0-     -0-        -0-        -0-       -0-        -0-
Former President. . . .  2003       -0-     -0-        -0-        -0-       -0-        -0-
Current Director. . . .  2004       -0-     -0-        -0-        -0-       -0-        -0-

Robin Brine . . . . .    2002       -0-     -0-        -0-        -0-       -0-        -0-
Former Director . . . .  2003       -0-     -0-        -0-        -0-       -0-        -0-

Gerald Hardy             2002       -0-     -0-        -0-        -0-       -0-        -0-
Former Director . . . .  2003       -0-     -0-        -0-        -0-       -0-        -0-


     Other than Edward Skoda who received $500 per month in compensation from the date of inception to March 31, 2001 for a total of $15,500, none of the other officers and directors has received compensation since the Company's inception. To date, the Company has not paid in either cash or shares the amount owed to Edward Skoda for the above compensation accrued to him. There is no interest payable on the outstanding amount.

     On May 18, 2004, the Directors passed a Consent Resolution whereby they approved a management fee of $500 per month to Edward Skoda commencing May 1, 2004 for services to be rendered regarding administration of the Company and assisting in the exploration of the Tylerstone. No formal contractual agreement between Mr. Skoda and the Company was entered into relating to this compensation arrangement.

     There are no stock options outstanding as at March 31, 2005 and no options have been granted in 2005, but it is contemplated in the future the Company may issue stock options in the future to officers, directors, advisers and future employees.

     No director or officer is indebted to the Company and none have borrowed any funds from the Company.

     The Company has no defined benefit pension plan or any long-term incentive plan that provides annual benefits to any directors and officers.

     Except for the payment of the management fee to Edward Skoda, the Company has not entered into any employment plan or arrangement, including payments to be received from the Company either currently or in the future as a result of resignation, retirement or any other termination of the Company's officers and directors.

     There exist no plans or arrangements for a change-in-control of the Company.

ITEM  22.     FINANCIAL  STATEMENTS


MADSEN  &  ASSOCIATES,  CPA's  INC.                 684  East  Vine  Street,  #3
-----------------------------------
Certificate  Public  Accountants  and  Business            Murray,  Utah,  84107
  Consultants  Board
                                                      Telephone  (801)  268-2632
                                                            Fax  (801)  262-3978

Board  of  Directors
Tylerstone  Ventures  Corporation
Vancouver  B.  C.  Canada

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Tylerstone Ventures Corporation (pre-exploration stage company) at August 31, 2004, and the related statements of operations, stockholders' equity, and cash flows for the years ended August 31, 2004 and 2003 and the period September 24, 1998 (date of inception) to August 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tylerstone Ventures Corporation at August 31, 2004, and the related statements of operations, stockholders' equity and cash flows for the years ended August 31, 2004 and 2003 and the period September 24, 1998 (date of inception) to August 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Salt  Lake  City, Utah                    /s/  "Madsen & Associates, CPA's Inc."
November  5,  2004

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)

                                 BALANCE  SHEET

                                 August 31, 2004





ASSETS
CURRENT ASSETS

    Cash. . . . . . . . . . . . . . . . . . . . . . . . .  $             -
                                                                 ----------

          Total current Assets. . . . . . . . . . . . . .  $             -
                                                                  =========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES

    Accounts payable - related party. . . . . . . . . . .  $        27,760
    Accounts payable. . . . . . . . . . . . . . . . . . .           49,419
                                                                   --------

          Total Current Liabilities . . . . . . . . . . .           77,179
                                                                  ---------

STOCKHOLDERS' DEFICIENCY

     Common stock
           25,000,000 shares authorized, at $0.001 par
           value, 2,120,000 shares issued and outstanding            2,120

     Capital in excess of par value . . . . . . . . . . .           40,730

     Deficit accumulated during the pre-exploration stage         (120,029)
                                                                 ----------

           Total Stockholders' Deficiency . . . . . . . .          (77,179)
                                                                  ---------

                                                           $             -
                                                                 ==========




   The accompanying notes are an integral part of these financial statements.

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)

                           STATEMENTS  OF  OPERATIONS

                For the Years Ended August 31, 2004 and 2003 and the Period September 24, 1998 (Date of Inception) to August 31, 2004





                                                                     SEPT. 24,
                                                                      1998 TO
                                     AUGUST 31,     AUGUST 31,       AUGUST 31,
                                       2004           2003              2004
                                   ------------  -----------------  -----------
SALES . . . . . . . . . . . . . .  $         -   $           -     $        -

EXPENSES

Accounting and audit. . . . . . .        2,200           2,200         13,200
Bank Charges. . . . . . . . . . .            -              24            350
Consulting fees . . . . . . . . .        5,000               -          5,000
Exploration expenses. . . . . . .        3,081           2,816         10,664
Filing fees . . . . . . . . . . .          175             175          1,088
Franchise taxes . . . . . . . . .           60             109            447
Geological report . . . . . . . .            -               -            947
Incorporation costs - written off            -               -            670
Management fees . . . . . . . . .        6,000           6,000         36,000
Office. . . . . . . . . . . . . .          396             294          1,292
Rent. . . . . . . . . . . . . . .        4,200           4,200         25,200
Telephone . . . . . . . . . . . .        2,400           2,400         14,400
Transfer agent's fees . . . . . .        2,358           1,942         10,771
                                       -------        --------     -----------

NET LOSS. . . . . . . . . . . . .  $   (25,870)   $   (20,160)    $  (120,029)
                                       ========      =========     ===========



NET LOSS PER COMMON SHARE

     Basic and diluted. . . . . .  $      (.01)   $     (.01)
                                        =======       =======


AVERAGE OUTSTANDING SHARES

     Basic. . . . . . . . . . . .    2,120,000       2,120,000
                                   ============    ============




   The accompanying notes are an integral part of these financial statements.

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
        Period September 24, 1998 (Date of Inception) to August 31, 2004





                                                                CAPITAL IN
                                            COMMON     STOCK     EXCESS OF    ACCUMULATED
                                          ----------  -------
                                            SHARES    AMOUNT     PAR VALUE      DEFICIT
                                          ----------  -------    ----------  -------------
BALANCE, SEPTEMBER 24, 1998
    (date of inception). . . . . . . . .           -  $     -  $        -  $          -

Issuance of common stock for cash
    at $0.001 per share - April 2, 1999.     950,000      950           -             -

Issuance of common stock for cash
    at $0.01 per share - April 9, 1999 .     270,000      270       2,430             -

Capital contributions - expenses . . . .           -        -       6,600             -

Net operating loss for the period ended
     August 31, 1999 . . . . . . . . . .           -        -           -       (17,815)

Capital contributions - expenses . . . .           -        -       2,200             -

Net operating loss for the year ended
    August 31, 2000. . . . . . . . . . .           -        -           -       (18,943)

Capital contributions - expenses . . . .           -        -       2,500             -

Net operating loss for the year ended
     August 31, 2001 . . . . . . . . . .           -        -           -       (18,558)

Issuance of common stock for cash at
    $0.001 per share - October  2001 . .     900,000      900           -             -

Capital contributions - expenses . . . .           -        -       6,000             -

Net operating loss for the year ended
    August 31, 2002. . . . . . . . . . .           -        -           -       (18,683)

Capital contributions - expenses . . . .           -        -      10,400             -

Net operating loss for the year ended
    August 31, 2003. . . . . . . . . . .           -        -           -       (20,160)

Capital contribution - expenses. . . . .           -        -      10,600             -

Net operating loss for the year ended
   August 31, 2004 . . . . . . . . . . .           -        -           -       (25,870)
                                          ----------  -------  ----------  -------------

BALANCE AS AT AUGUST 31, 2004. . . . . .   2,120,000  $ 2,120  $   40,730  $  ( 120.029)
                                          ==========  =======  ==========  =============



    The accompanying notes are an integral part of these financial statements

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)

                             STATEMENT OF CASH FLOWS

             For the Years Ended August 31, 2004 and 2003 and Period
            September 24, 1998 (Date of Inception) to August 31, 2004





                                                                                         SEPT. 24, 1998
                                                                                               TO
                                                            AUGUST 31,      AUGUST 31,     AUGUST 31,
                                                               2004            2003           2004
                                                         ----------------  ------------  --------------
CASH FLOWS FROM
     OPERATING ACTIVITIES:

     Net loss . . . . . . . . . . . . . . . . . . . . .  $       (25,870)  $   (20,160)  $    (120,029)

     Adjustments to reconcile net loss to
          net cash provided by
          operating activities:

          Changes in accounts payable . . . . . . . . .           15,270         9,736          77,179
          Capital contributions - expenses. . . . . . .           10,600        10,400          38,300
                                                         ----------------  ------------  --------------

               Net Change in Cash from Operations . . .                -           (24)         (4,550)
                                                         ----------------  ------------  --------------

CASH FLOWS FROM
      FINANCING ACTIVITIES:

          Proceeds from issuance of
               common stock . . . . . . . . . . . . . .                -             -           4,550
                                                         ----------------  ------------  --------------

     Net Increase (Decrease) in Cash. . . . . . . . . .                -           (24)              -

     Cash at Beginning of Period. . . . . . . . . . . .                -            24               -
                                                         ----------------  ------------  --------------

     CASH AT END OF PERIOD. . . . . . . . . . . . . . .  $             -   $         -   $           -
                                                         ================  ============  ==============

SCHEDULE OF NONCASH OPERATING ACTIVITIES

     Contribution to capital  - expenses - 1999 to 2004  $        38,300
                                                         ================




   The accompanying notes are an integral part of these financial statements.

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)

                        NOTES  TO  FINANCIAL  STATEMENTS
                                 August 31, 2004


1.     ORGANIZATION

     The Company was incorporated under the laws of the State of Delaware on September 24, 1998 with the authorized common stock of 25,000,000 shares at $0.001 par value.

     The Company was organized for the purpose of acquiring and developing mineral properties. At the balance sheet date mineral claims, with unknown reserves, had been acquired. The Company has not established the existence of a commercially minable ore deposit and has not reached the development stage and is considered to be in the pre-exploration stage.

     Since its inception the Company has completed private placement offerings of 2,210,000 shares for $4,550.

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     Accounting  Methods
     -------------------

     The Company recognizes income and expenses based on the accrual method of accounting.

     Dividend  Policy
     ----------------

     The  Company  has  not yet adopted a policy regarding payment of dividends.

     Earnings  (Loss)  Per  Share
     ----------------------------

     Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income
     (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if the shares had been issued on the exercise of the common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

     Estimates  and  Assumptions
     ---------------------------

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)

                        NOTES  TO  FINANCIAL  STATEMENTS
                                 August 31, 2004

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED

     Income  Taxes
     -------------

     The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to be reversed. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

     On August 31, 2004 the Company had net operating losses available for carry forward of $120,029. The income tax benefit of approximately $36,000 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is undeterminable since the Company has no operations. The loss carryover will expire in 2019 through 2024.

     Unproven  Mineral  Claim  Costs
     -------------------------------

     Cost of acquisition, exploration, carrying and retaining unproven properties are expensed as incurred.

     Environmental  Requirements
     ---------------------------

     At the report date environmental requirements related to the mineral claim acquired are unknown and therefore any estimate of any future cost cannot be made.

     Financial  Instruments
     ----------------------

     The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

     Financial  and  Concentration  Risk
     -----------------------------------

     The Company does not have any concentration or related financial credit risk.

     Revenue  Recognition
     --------------------

     Revenue is recognized on the sale and delivery of product or the completion of services provided when and if revenue is received. There can be no assurance that any revenue will be received.

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)

                        NOTES  TO  FINANCIAL  STATEMENTS
                                 August 31, 2004


2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED

     Advertising  and  Market  Development
     -------------------------------------

     The Company will expense any advertising and market development costs as incurred.

     Recent  Accounting  Pronouncements
     ----------------------------------

     The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.     SIGNIFICANT  TRANSACTIONS  WITH  RELATED  PARTY

     Officers-directors have acquired 57 % of the outstanding common stock and have made demand, no interest loans to the Company of $27,760 and contributions to capital of $38,300 by the payment of Company expenses.

4.     AQUISITION  OF  AN  UNPROVEN  MINERAL  CLAIM

     The Company acquired a single mineral claim of 1,235 acres known as the Tylerstone claim situated within the Lillooet Mining Division of British Columbia. The property is located approximately 80 air-miles north-northwest of Vancouver, British Columbia. The expiration date of the claim is February 24, 2005. The renewal cost of these claims is $3,081 Canadian. The costs of staking and filing have been expensed.

5.     GOING  CONCERN

     The Company intends to seek business opportunities that will provide a profit. However, the Company does not have the working capital necessary to be successful in this effort and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

     Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional loans from related parties, and equity funding, which will enable the Company to operate for the coming year.

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)

                                 BALANCE  SHEET

                                February 28, 2005

                                   (Unaudited)






                                                             FEBRUARY 28,        AUGUST 31,
                                                                 2005              2004
                                                            -------------       --------------
    (UNAUDITED). . . . . . . . . . . . . . . . . . . . . .        (AUDITED)

LIABILITIES

CURRENT LIABILITIES

    Accounts payable - related party . . . . . . . . . . .      $   43,206      $      27,760
    Accounts payable . . . . . . . . . . . . . . . . . . .          56,478             49,419
                                                                -----------       ------------
                                                                    99,684             77,179
                                                                -----------       ------------

STOCKHOLDERS' DEFICIENCY

     Common stock
           25,000,000 shares authorized, at $0.001 par
           value, 2,120,000 shares issued and outstanding.           2,120              2,120

     Capital in excess of par value. . . . . . . . . . . .          44,030             40,730

     Deficit accumulated during the exploration stage. . .        (145,834)          (120,029)
                                                                -----------        -----------

           Total Stockholders' Deficiency. . . . . . . . .         (99,684)           (77,179)
                                                                -----------        -----------

                                                                $        -      $           -
                                                                ===========        ===========


   The accompanying notes are an integral part of these financial statements.

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)

                            STATEMENT  OF  OPERATIONS

      For the six months ended February 28, 2005 and February 29, 2004 and the period September 24, 1998 (Date of Inception) to February 28, 2005

                                   (Unaudited)







                            THREE          THREE           SIX           SIX
                           MONTHS         MONTHS         MONTHS        MONTHS        DATE OF
                            ENDED          ENDED          ENDED         ENDED      INCEPTION TO
                          FEB. 28,       FEB. 29,        FEB. 28       FEB. 29       FEB 28,
                            2005           2004           2005          2004           2005
                       -------------  -------------  -------------  -----------  --------------
SALES . . . . . . . .  $          -   $          -   $          -   $         -  $           -
                       -------------  -------------  -------------  -----------  --------------

EXPENSES

Accounting and audit.         2,475              -          3,925           650         17,125
Bank charges. . . . .             -              -             35             -            385
Consulting fees . . .             -              -              -             -          5,000
Exploration expenses.         3,411          3,081          3,411         3,081         14,075
Filing fees . . . . .             -              -            100             -          1,188
Franchise taxes . . .            58             60             58            60            505
Geological report . .             -              -              -             -            947
Incorporation costs .             -              -              -             -            670
Legal . . . . . . . .         8,011              -         10,611             -         10,611
Management fees . . .         1,500          1,500          3,000         3,000         39,000
Office. . . . . . . .           270              -            636             -          1,928
Rent. . . . . . . . .         1,050          1,050          2,100         2,100         27,300
Telephone . . . . . .           600            600          1,200         1,200         15,600
Transfer agent's fees           370            255            729           609         11,500
                       -------------  -------------  -------------  -----------  --------------

NET LOSS. . . . . . .  $    (17,745)  $     (6,546)  $    (25,805)  $    10,700  $    (145,834)
                           =========      ==========     =========      =======      ==========


NET LOSS PER
COMMON SHARE

     Basic. . . . . .  $      0.008   $      0.003   $      0.012   $     0.005
                           ========       ========        =======       ========

AVERAGE
OUTSTANDING
SHARES

     Basic. . . . . .     2,120,000      2,120,000      2,100,000     2,100,000
                          =========      =========      =========     ==========




   The accompanying notes are an integral part of these financial statements.

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

        Period September 24, 1998 (Date of Inception) to February 28, 2005

                                   (Unaudited)






                                                               CAPITAL IN
                                            COMMON     STOCK    EXCESS OF    ACCUMULATED
                                            SHARES    AMOUNT    PAR VALUE      DEFICIT
                                          ----------  -------  -----------  -------------
BALANCE, SEPTEMBER 24, 1998
    (date of inception). .. . . . . .           -    $     -    $      -      $        -

Issuance of common stock for cash
    at $0.001 per share - April 2, 1999.  950,000        950           -               -

Issuance of common stock for cash
    at $0.01 per share - April 9, 1999    270,000        270       2,430               -

Capital contributions - expenses . . . .        -          -       6,600               -

Net operating loss for the period ended
     August 31, 1999 . . . . . . .. .           -          -           -         (17,815)

Capital contributions - expenses . . . .        -          -       2,200               -

Net operating loss for the year ended
    August 31, 2000. . . . . . .  . .           -          -           -         (18,943)

Capital contributions - expenses . .            -          -       2,500               -

Net operating loss for the year ended
     August 31, 2001 . . . . . .  . .           -          -           -         (18,558)

Issuance of common stock  for cash at
    $0.001 per share - October  2001      900,000        900           -               -

Capital contributions - expenses . .            -          -       6,000               -

Net operating loss for the year ended
    August 31, 2002. . . . . . . . ..           -          -           -         (18,683)

Capital contributions - expenses . ..           -          -      10,400               -

Net operating loss for the year ended
    August 31, 2003. . . . . . . .. .           -          -           -         (20,160)

Capital contributions - expenses . . . .        -          -       10,600              -

Net operating loss for the year ended
   August 31, 2004 . . . . . .  . . .           -          -            -        (25,870)

Capital contributions - expenses . . . .        -          -        3,300              -

Net operating loss for the six months
    ended February 28, 2005. . . .  .           -          -            -        (25,805)
                                          --------    -------    ---------      ---------

BALANCE, FEBRUARY 28, 2005   . . . . .   2,120,000   $ 2,120    $  44,030    $  (145,834)
                                         =========    ======      =======      ==========


    The accompanying notes are an integral part of these financial statements

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)

                           STATEMENT  OF  CASH  FLOWS

      For the six months ended February 28, 2005 and February 29, 2004 and period September 24, 1998 (Date of Inception) to February 28, 2005

                                   (Unaudited)






                                                                                             DATE OF
                                                         SIX MONTHS       SIX MONTHS        INCEPTION
                                                            ENDED           ENDED               TO
                                                        FEBRUARY 28,     FEBRUARY 29,      FEBRUARY 28,
                                                            2005             2004              2005
                                                       --------------   -------------      ------------

CASH FLOWS FROM
     OPERATING ACTIVITIES:

     Net loss . . . . . . . . . . . . . . . . . . . .  $   (25,805)      $  (10,700)      $  (145,834)

     Adjustments to reconcile net loss to
          net cash provided by
          operating activities:

    Changes in assets and liabilities:

          Changes in accounts payable . . . . .. .          22,505            4,400            99,684
          Capital contributions - expenses. .  . .           3,300            6,300            41,600
                                                          ---------         --------         ---------

               Net Change in Cash from Operations .              -                -            (4,550)
                                                          ---------         ---------        ---------

CASH FLOWS FROM
      FINANCING ACTIVITIES:

          Proceeds from issuance of
               common stock . . . . . . . . . . .                -               -              4,550
                                                         ----------         -------          ---------

                                                                 -               -              4,550
                                                         ----------         -------          ---------

     Net Increase (Decrease) in Cash. . . . .  . .               -               -                  -

     Cash at Beginning of Period. . . . . .  . . .               -               -                  -
                                                         ----------        --------          ---------

     CASH AT END OF PERIOD. . . . . . . . . . . . . .  $         -       $       -         $        -
                                                         ===========       ========          =========

SCHEDULE OF NONCASH OPERATING ACTIVITIES

    Contribution to capital - expenses - 1999 to 2005                                      $   41,600
                                                                                             ========


   The accompanying notes are an integral part of these financial statements.

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)

                        NOTES  TO  FINANCIAL  STATEMENTS

                                February 28, 2005

                                   (Unaudited)


1.     ORGANIZATION
       ------------

The Company was incorporated under the laws of the State of Delaware on September 24, 1998 with the authorized common stock of 25,000,000 shares at $0.001 par value.

The Company was organized for the purpose of acquiring and developing mineral properties. At the balance sheet date mineral claims, with unknown reserves, had been acquired. The Company has not established the existence of a commercially minable ore deposit and has not reached the development stage and is considered to be in the pre-exploration stage.

Since its inception the Company has completed private placement offerings of 2,210,000 shares for $4,550.

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
       ----------------------------------------------

Accounting  Methods
-------------------

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend  Policy
----------------

The  Company  has  not  yet  adopted  a  policy  regarding payment of dividends.

Earnings  (Loss)  Per  Share
----------------------------

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if the shares had been issued on the exercise of the common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Estimates  and  Assumptions
---------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)

                        NOTES  TO  FINANCIAL  STATEMENTS

                                February 28, 2005

                                   (Unaudited)

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED

     Income  Taxes
     -------------

     The  Company  utilizes the liability method of accounting for income taxes.
Under  the  liability     method  deferred  tax  assets  and  liabilities  are
determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to be reversed. An allowance against deferred tax assets is recorded, when it is
more  likely  than  not,  that  such  tax     benefits  will  be  realized.

On February 28, 2005 the Company had a net operating loss carry forward of $145,834. The tax benefit of $43,750 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations. The loss carry forward will expire in 2019 through 2024.

     Unproven  Mineral  Claim  Costs
     -------------------------------

Cost of acquisition, exploration, carrying and retaining unproven properties are expensed as incurred.

     Environmental  Requirements
     ---------------------------

At the report date environmental requirements related to the mineral claim acquired are unknown and therefore any estimate of any future cost cannot be made.

    Financial  Instruments
    ----------------------

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

     Financial  and  Concentration  Risk
     -----------------------------------

The  Company  does  not have any concentration or related financial credit risk.

     Revenue  Recognition
     --------------------

Revenue is recognized on the sale and delivery of product or the completion of services provided when and if revenue is received. There can be no assurance that any revenue will be received.

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)

                        NOTES  TO  FINANCIAL  STATEMENTS

                                February 28, 2005

                                   (Unaudited)

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED

     Advertising  and  Market  Development
     -------------------------------------

     The Company will expense any advertising and market development costs as incurred.

     Recent  Accounting  Pronouncements
     ----------------------------------

     The  Company  does  not expect that the adoption of other recent accounting
pronouncements  will     have  a  material  impact  on its financial statements.

3.     SIGNIFICANT  TRANSACTIONS  WITH  RELATED  PARTY

     Officers-directors have acquired 57 % of the outstanding common stock and have made demand, no interest loans to the Company of $43,206 and contributions to capital of $41,600 by the payment of Company expenses.

4.     AQUISITION  OF  UNPROVEN  MINERAL  CLAIM

     The Company acquired a single mineral claim of 1,235 acres known as the Tylerstone claim situated within the Lillooet Mining Division of British Columbia. The property is located approximately 80 air-miles north-northwest of Vancouver, British Columbia. The expiration date of the claim is February 24, 2006. The renewal cost of these claims is $3,081 Canadian. The costs of staking and filing have been expensed.

5.     GOING  CONCERN

     The Company intends to seek business opportunities that will provide a profit. However, the Company does not have the working capital necessary to be successful in this effort and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

     Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional loans from related parties, and equity funding, which will enable the Company to operate for the coming year.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The principal accountant's report, rendered by Madsen & Associates CPA, Inc. 684 East Vine Street, #3, Murray, Utah, 84107, on the financial statements did not contain adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles. No decision has been made by the shareholders of the Company to change independent accountants since their appointment by the Board of Directors on October 8, 1998. There has been no disagreement with the auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

AVAILABLE  INFORMATION

     The Company has filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the accompanying exhibits, as permitted by the rules and regulations of the SEC. For further information, please see the registration statement and accompanying exhibits. Statements contained in this prospectus regarding any contract or other document which has been filed as an exhibit to the registration statement are qualified in their entirety by reference to these exhibits for a complete statement of their terms and conditions. The registration statement and the accompanying exhibits and other materials filed with the SEC may be inspected without charge at the SEC Public Reference Room and copies may be obtained from the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C., 20549 or at its regional office located at 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661 upon payment of the fees prescribed by the SEC. Electronic reports and other information filed through the Electronic Data Gathering, Analysis, and Retrieval System, known as Edgar, are publicly available on the SEC's website, http://www.sec.gov. The
                                                        ------------------
Company is prepared to furnish any shareholder requesting any documents filed with the SEC.

     The  Company  does  not  have  its  own  website  at  this  time.

DEALER  PROSPECTUS  DELIVERY  INSTRUCTIONS

     Until          ,  2005,  all  dealers  that  effect  transactions  in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

              PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM  24.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The laws of Delaware permit the indemnification of directors, employees, officers and agents of Delaware corporations. The Company's Amended and Restated Articles of Incorporation provide that the Company shall indemnify to the fullest extent permitted by Delaware law any person whom the Company indemnifies under that law.

     To the extent that the Company indemnifies its management for liabilities arising under securities laws, the Company has been informed by the SEC that this indemnification is against public policy and is therefore unenforceable.

     The provisions under Delaware law that authorize indemnification do not eliminate the duty of care of a director. In appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director has reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the Company's best interest in a proceeding by or in the Company's right to procure a judgment in its favor or in a proceeding by or in the right of a stockholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities law.

     The effect of the foregoing is to require the Company to indemnify its officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not contrary to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The Company has entered into Indemnity Agreements with its current directors and all of executive officers.

ITEM  25.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by the Company (except for the SEC Registration Statement fee, all of the expenses are estimates):





     Description                          Ref.         Amount
     -----------                          ---         -------
Accounting and auditing .                 (i)       $  7,500
Annual fees . . . . . . .                (ii)            300
Legal and preparation of
     documents. . . . . .               (iii)         15,000
Miscellaneous . . . . . .                (iv)          1,000
Printing and photocopying                 (v)          1,000
SEC Registration fee. . .                (vi)            100
Transfer agent's fees . .               (vii)          1,200
                                                     -------

Offering expenses. .  .                          .  $ 26,100
                                                     ========


(i) Accounting and auditing fees will be charged for various financial statements relating to the Registration Statement.

(ii) Payment  of  the  fees  to  maintain the register in the State of Delaware.

(iii) Fees for preparation of the Registration Statement and legal opinion of the attorneys. Also included in this amount is $2,500 for legal due diligence in applying for a quotation on the OTC Bulletin Board.

(iv) Represents expenses unknown to management at this time which might be required to be paid from the proceeds of this offering.

(v) Relates to the cost of printing the Registration Statement for submission to the SEC and subsequently for distribution to new investors.

(vi) Amount  remitted to the SEC for filing costs of the Registration Statement.

(vii) Cost of printing and distribution of new share certificates under this offering.

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES

      From inception through to March 31, 2005, the Company sold the following unregistered shares of its common stock.

(i)     February  10,  1999  Subscription  of  950,000  shares

     On February 10, 1999, the Company sold to ten investors 950,000 shares of common stock at a price of $0.001 per share. One of the ten investors was Edward Skoda, the then President and Director of the Company, who purchased 100,000 shares. The other nine investors were friends, relatives or business associates of one or more of the then Company's officers and directors. Each investor had sufficient knowledge and experience with investing that they were able to evaluate the merits of investing in the Company. None of the shareholders were US citizens or residents. No underwriter was used in connection with sale. These shares were issued in accordance with the exemption from registration provide by Rule 504 of Regulation D of the Securities Act of 1933, as amended, and the appropriate Form D was filed in connection with the issuance of these shares.

(ii)     April  2,  1999,  Subscription  of  270,000  shares

     On April 2, 1999, the Company sold to thirty investors 270,000 shares of common stock at a per share price of $0.01. Each of these investors had sufficient knowledge and experience with investing that they were able to evaluate the merits of investing in the Company. None of these shareholders were US citizens or residents. No underwriter was used in connection with sale. These shares were issued in accordance with the exemption from registration provided by Rule 504 of Regulation D of the Securities Act of 1933, as amended, and the appropriate Form D was filed in connection with the issuance of these share certificates.

(iii)     April  21,  2001,  issuance  of  900,000  shares

     On April 21, 2001, the Company sold 900,000 shares of common stock to Fred Hawkins, the then President of the Company, at a per share price of $0.001. The consideration paid was cash. Mr. Hawkins is a Canadian citizen and resident of British Columbia. No underwriter was used in connection with sale. These shares were issued in accordance with the exemption from registration provided by Section 4(2) of the 1933 Act.

ITEM  27.     EXHIBITS
              --------






EXHIBIT
  NO.                            DESCRIPTION
-------             -------------------------------------

23.1         Consent of Independent Accountants:
                     Madsen & Associates, CPA's Inc.





THE  FOLLOWING  EXHIBITS  ARE  INCLUDED  AS  PART  OF  THIS REPORT BY REFERENCE:
--------------------------------------------------------------------------------




Exhibit
  No.                                   Description
------                               -----------------

 3        Certificate of Incorporation (incorporated by reference from Tylerstone's Registration
          Statement on Form SB-2 filed on December 27, 2004)

 3(1)     By laws (incorporated by reference from Tylerstone's Registration Statement on Form
          SB-2 filed on December 27, 2004)

 4        Stock Specimen (incorporated by reference from Tylerstone's Registration Statement on
          Form SB-2 filed on December 27, 2004)

 5        Opinion re. Legality (incorporated by reference from Tylerstone's Registration Statement on Form SB-2 filed on December 27, 2004)

 10.1     Transfer Agent and Registrar Agreement (incorporated by reference from Tylerstone's
          Registration Statement on Form SB-2 filed on December 27, 2004)

 10.2     Bill of Sale Absolute - Tylerstone claim

 11       Statement re:  Computation of Per Share Earnings

99.1      Subscription Agreement

 99.2     Indemnity Agreement (incorporated by reference from Tylerstone's Registration Statement on Form SB-2 filed on December 27, 2004)



ITEM  28.     UNDERTAKINGS

The  Company  hereby  undertakes  to:

(a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    (i) Include any prospectus required by section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

   (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

  (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, the Company will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time will be deemed to be the initial bona fide offering.

(3) The Company will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on May , 2005.


                                   TYLERSTONE  VENTURES  CORPORATION

                                        /s/  "Laurence  Stephenson"
                                            Laurence  Stephenson,
                                        Principal  Financial  Officer
                                          President  and  Director

In accordance with the requirements of the Securities Act 1933, this registration statement was signed by the following person in the capacities and on the dates indicated.



May 30 , 2005                            /s/  "Laurence  Stephenson"

                                         ---------------------------
Laurence  Stephenson
Principal  Executive  Officer,  President  and  Director


May 30,  2005                            /s/  "Louise  Murphy"

                                         ---------------------
Louise  Murphy
Principal  Financial  Officer,  Secretary  Treasurer  and  Director


May 30, 2005                             /s/  "Edward  Skoda"

                                         --------------------
Edward  Skoda
Director


May 30, 2005                             /s/  "Fred  Hawkins"

                                         --------------------
Fred  Hawkins
Director